UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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AMAZON.COM, INC.

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Notice of 2020 Annual Meeting of Shareholders & Proxy Statement 9:00 a.m., Pacific Time Wednesday, May 27, 2020 Virtual Meeting Site: www.virtualshareholdermeeting.com/AMZN2020

2019 Global Impact Highlights Our Planet

Amazon announced The Climate Pledge with our co-founder Global Optimism. The Climate Pledge is a commitment to be net zero carbon by 2040, a decade ahead of the Paris Agreement. Amazon is making significant investments in renewable energy and sustainability initiatives:

•  Running on 100% renewable energy by 2030. Amazon has over 86 renewable energy projects, including 26 utility-scale wind and solar farms and 60 solar rooftops installed on fulfillment centers and sort centers around the globe.

•  Purchasing 100,000 fully electric delivery vehicles from Rivian, the largest order ever for electric delivery vehicles. These vans are expected to save 4 million metric tons of carbon per year by 2030.

•  Investing $100 million in nature-based climate solutions and reforestation projects, in partnership with The Nature Conservancy, to begin removing carbon from the atmosphere now.

•  Eliminating packaging waste. Since 2008, our Frustration Free Packaging program has saved more than 810,000 tons of packaging material and eliminated the use of 1.4 billion shipping boxes.

•  Investing $10 million in the Closed Loop Fund to help ensure material gets back into the manufacturing supply chain. Over the next decade, Amazon’s investment is expected to increase the availability of curbside recycling for 3 million homes in the U.S.

Shopping online reduces your carbon emissions

Amazon’s sustainability scientists have spent more than three years developing the models, tools, and metrics to measure our carbon footprint. Their detailed analysis has found that shopping online consistently generates less carbon than driving to a store, since a single delivery van trip can take approximately 100 roundtrip car journeys off the road on average. Our scientists developed a model to compare the carbon intensity of ordering Whole Foods Market groceries online versus driving to your nearest Whole Foods Market store. The study found that, averaged across all basket sizes, online grocery deliveries generate 43% lower carbon emissions per item compared to shopping in stores. Smaller basket sizes generate even greater carbon savings.

Our sustainability website provides comprehensive reporting on our carbon footprint and progress on our commitments. Learn more at sustainability.aboutamazon.com.

Our Communities

We are committed to helping more children and young adults, especially those from underrepresented and underserved communities, have the resources and skills they need to build their best future. Our programs include:

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Increasing access to Science, Technology, Engineering, and Math education. Amazon Future Engineer is a four-part childhood-to-career program in the U.S. and U.K. that inspires millions of kids to explore computer science. Last year in the U.S., we provided over 100,000 young people in over 2,000 high schools access to computer science courses; brought robotics programs to more than 150 schools; and awarded 100 students $40,000 scholarships and paid Amazon internships.

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Increasing access to food, shelter, and basic goods for children and their families. We are donating more than $130 million over 10 years to Seattle-based nonprofit partners such as Mary’s Place and FareStart. In 2020, we opened a first-
of-its-kind Mary’s Place homeless shelter with space for 275 people each night in one of our Seattle headquarters buildings.

•

Supporting worldwide relief operations following natural disasters by leveraging Amazon’s logistics network. For example, Amazon and its customers donated cash and more than 400,000 relief items to support those affected by Hurricane Dorian in the Bahamas and the U.S.

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Enabling customer-directed giving programs—such as Charity Lists, Amazon Pay, Alexa skills, and AmazonSmile—for millions of customers to support causes they care about. AmazonSmile has helped hundreds of thousands of charitable organizations by facilitating more than $155 million in donations worldwide.

Responding to COVID-19

Our teams worldwide are working around the clock to ensure we continue to provide essential services to individuals and communities during the COVID-19 pandemic. Some of the ways Amazon is helping include:

•	Prioritizing delivering essential items like household staples, baby formula, and medical supplies so that people can safely get the products they need.

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Donating to local nonprofits and community foundations, including cash donations in our headquarter regions—Puget Sound and Arlington—to support vulnerable populations. We donated 73,000 meals to 2,700 elderly and medically vulnerable individuals, and 8,200 laptops to Washington’s largest school district to ensure all students can participate in online learning. Amazon also committed £3.2 million to organizations in the U.K., including the British Red Cross and local institutions.

•	Providing free access to online computer science courses and online AP Computer Science test prep sessions to any student in need through Amazon Future Engineer.

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Leveraging our fulfillment network to support nonprofits and relief organizations on the front lines of the outbreak. In the Seattle area, we are donating gift cards and helping to purchase items on Amazon.com. Globally, we’ve donated millions of items—such as medical isolation suits, protective masks, disposable gloves, and other medical supplies—to healthcare professionals.

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Launching a $5 million Neighborhood Small Business Relief Fund to provide cash grants to Seattle-area small businesses that need assistance to get through economic challenges related to COVID-19. Additionally, we are subsidizing rent for restaurant and retail tenants in the buildings Amazon owns.

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Launching the AWS Diagnostic Initiative to accelerate COVID-19 research. As part of this, we are committing an initial investment of $20 million to accelerate diagnostic research, innovation, and development to speed our collective understanding and detection of COVID-19. The AWS Diagnostic Development Initiative began with participation from 35 global research institutions, startups, and businesses.

Learn more at aboutamazon.com/our-communities.

Our People

Over the last decade, no company has created more jobs than Amazon. We have created hundreds of thousands of jobs for people with all types of experience, education, and skill levels. Amazon has over 590,000 employees in the U.S., 115,000 in Europe, and 95,000 in Asia. In 2019, we paid over $30 billion in compensation to employees in the U.S. alone. Amazon is where smart, passionate people come to obsess over customers.

•	We provide a $15/£9.50 minimum wage in the U.S. and U.K. for all full-time, part-time, temporary, and seasonal employees.

•

Our industry-leading benefits include health insurance, 401(k), innovative parental leave, and Career Choice—a program that pre-pays 95% of tuition and fees for associates to earn certificates and associate degrees in high-demand occupations.

•	Upskilling 2025 is a $700 million investment in programs to train over 100,000 employees by 2025 to help them move into more highly skilled roles.

•

In the U.S., Amazon is hiring and training more than 21,000 veterans and military spouses and has initiatives such as Amazon Apprenticeship, an upskilling program that has trained hundreds of military spouses and veterans. In the U.K., Amazon provides paid leave for Reservists for their mandatory training and is a signatory to the Armed Forces Covenant national pledge.

Supporting employees during COVID-19

•

In March, we opened 100,000 new positions across our fulfillment and delivery network. In April, after successfully filling those roles, we announced we were creating another 75,000 jobs to respond to customer demand.

•	We are investing more than $500 million, just through the end of April, to increase pay for our associates by $2 in the U.S., $2 in Canada, £2 in the U.K., and approximately

€2 per hour in many European countries to recognize the
important role our teams are playing. We are paying
associates double our regular rate for any overtime
worked—a minimum of $34 an hour—an increase from
time and a half.

•

We established the Amazon Relief Fund—with an initial $25 million in funding—to support our independent delivery service partners and their drivers, Amazon Flex participants, and temporary employees under financial distress.

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We are working hard to protect our employees, implementing 150 process changes in our operations network and physical stores, providing associates with masks, performing daily temperature checks, continuously deep cleaning and sanitizing facilities, and requiring social distancing. For more detail on our safety measures, visit www.amazon.com/covid19safety.

Learn more at aboutamazon.com/working-at-amazon and aboutamazon.com/job-creation-and-investment.

Our Partners

Sales by independent third-party sellers—mostly small and medium-sized business (SMBs)—make up more than half the units sold in our stores. In 2019, we invested $15 billion in infrastructure, services and tools, programs, and people to enable the success of these businesses.

SMBs selling their products on Amazon have created more than 830,000 jobs in the U.S. and 1.6 million worldwide. SMBs not only sell their products in our stores, they also:

•	Run delivery companies. Amazon’s innovative new Delivery Service Partner program is helping entrepreneurs build their own delivery companies.

•	Use AWS to run their businesses. AWS offers low cost, on-demand IT solutions to help startups build and launch their applications and services.

•	Build Alexa skills. The Alexa Fund partners with outside developers to expand Alexa’s skills and grow their own brands.

•	Publish their own books. Kindle Direct Publishing enabled over a thousand independent authors to surpass $100,000 in royalties in 2019.

Amazon believes the people, workers, and communities who support our business should be treated with fundamental dignity and respect. We respect and support the Core Conventions of the International Labour Organization (ILO), the ILO Declaration on Fundamental Principles and Rights at Work, and the United Nations Universal Declaration of Human Rights. Significant announcements in 2019 include:

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Global Human Rights Principles. These ways of operating have been long-held at Amazon, and codifying them demonstrates our support for fundamental human rights and the dignity of workers everywhere we operate.

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Supply chain and supplier code of conduct. We require suppliers in our manufacturing supply chain and those supporting Amazon’s operations to comply with our publicly available Supply Chain Standards. In 2019, we disclosed a supplier map for Amazon-branded products, including apparel, consumer electronics, and home goods.

Learn more at aboutamazon.com/supporting-small-businesses and aboutamazon.com/our-company/our-positions.

NOTICE OF 2020 ANNUAL MEETING

OF SHAREHOLDERS

Date and Time	Virtual Meeting Site

Wednesday, May 27, 2020 9:00 a.m., Pacific Time	www.virtualshareholdermeeting.com/AMZN2020

Items of Business:	Our Board of Directors Recommends You Vote:

• To elect the ten directors named in the Proxy Statement to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified	FOR the election of each director nominee

• To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2020	FOR the ratification of the appointment

• To conduct an advisory vote to approve our executive compensation	FOR approval, on an advisory basis

• To approve an amendment to our Restated Certificate of Incorporation to lower the stock ownership threshold from 30% to 25% for shareholders to request a special meeting	FOR approval of the amendment to our Restated Certificate of Incorporation

• To consider and act upon the shareholder proposals described in the Proxy Statement, if properly presented at the Annual Meeting	AGAINST each of the shareholder proposals

• To transact such other business as may properly come before the meeting or any adjournment or postponement thereof

The Board of Directors has fixed April 2, 2020 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

David A. Zapolsky

Secretary

Seattle, Washington

April 16, 2020

Important Notice Regarding the Availability of Proxy Materials for the Amazon.com, Inc. Shareholder Meeting to be Held on May 27, 2020. The Proxy Statement and our 2019 Annual Report are available at www.proxyvote.com.

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2019 Annual Report on Form 10-K. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

AMAZON.COM, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Wednesday, May 27, 2020

ANNUAL MEETING INFORMATION

General

The enclosed proxy is solicited by the Board of Directors of Amazon.com, Inc. (“Amazon” or the “Company”) for the Annual Meeting of Shareholders to be held at 9:00 a.m., Pacific Time, on Wednesday, May 27, 2020, and any adjournment or postponement thereof. We will conduct a virtual online Annual Meeting this year, so our shareholders can participate from any geographic location with Internet connectivity. We believe this is an important step to enhancing accessibility to our Annual Meeting for all of our shareholders and reducing the carbon footprint of our activities, and is particularly important for our shareholders, employees, and community this year in light of evolving public health and safety considerations posed by the potential spread of the coronavirus, or COVID-19. Shareholders may view a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/AMZN2020 and may submit questions during the Annual Meeting. Our principal offices are located at 410 Terry Avenue North, Seattle, Washington 98109. This Proxy Statement is first being made available to our shareholders on or about April 16, 2020.

Outstanding Securities and Quorum

Only holders of record of our common stock, par value $0.01 per share, at the close of business on April 2, 2020, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 498,525,023 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting. A majority of the outstanding shares of common stock entitled to vote, present or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum for the Annual Meeting.

Internet Availability of Proxy Materials

We are furnishing proxy materials to some of our shareholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing or e-mailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs shareholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote via the Internet, mobile device, or by telephone. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to

2020 Proxy Statement	1

ANNUAL MEETING INFORMATION

receive our proxy materials via e-mail, you will continue to receive access to those materials electronically unless you elect otherwise. We encourage you to register to receive all future shareholder communications electronically, instead of in print. This means that access to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail.

Proxy Voting

Shares that are properly voted via the Internet, mobile device, or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board named herein; “FOR” the ratification of the appointment of our independent auditors; “FOR” approval, on an advisory basis, of our executive compensation as described in this Proxy Statement; “FOR” approval of the amendment to our Restated Certificate of Incorporation; and “AGAINST” each of the shareholder proposals. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card or their substitutes will vote in their discretion on such matters.

Voting via the Internet, mobile device, or by telephone helps save money by reducing postage and proxy tabulation costs. To vote by any of these methods, read this Proxy Statement, have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Each of these voting methods is available 24 hours per day, seven days per week.

We encourage you to cast your vote by one of the following methods:

VOTE BY INTERNET Shares Held of Record: http://www.proxyvote.com	VOTE BY QR CODE Shares Held of Record: See Proxy Card	VOTE BY TELEPHONE Shares Held of Record: 800-690-6903

Shares Held in Street Name: http://www.proxyvote.com	Shares Held in Street Name: See Voting Instruction Form	Shares Held in Street Name: See Voting Instruction Form

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of Computershare, our stock transfer agent, you may vote by proxy, meaning you authorize individuals named in the proxy card to vote your shares. You may provide this authorization by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of our proxy materials) by returning a proxy card. You also may participate in and vote during the Annual Meeting. If you own common stock of record and you do not vote by proxy or at the Annual Meeting, your shares will not be voted.

If you own shares in street name, meaning that your shares are held by a bank, brokerage firm, or other nominee, you may instruct that institution on how to vote your shares. You may provide these instructions by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of proxy materials through your bank, brokerage firm, or other nominee) by returning a voting instruction form received from that institution. You also may participate in and vote during the Annual Meeting. If you own common stock in street name and do not either provide voting instructions or vote during the Annual Meeting, the institution that holds your shares may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2020, but cannot vote your shares on any other matters being considered at the meeting.

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ANNUAL MEETING INFORMATION

Voting Standard

A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. If the votes cast for any nominee do not exceed the votes cast against the nominee, the Board will consider whether to accept or reject such director’s resignation, which is tendered to the Board pursuant to the Board of Directors Guidelines on Significant Corporate Governance Issues. Abstentions and broker nonvotes will have no effect on the outcome of the election. Broker nonvotes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the shareholder’s behalf.

For the amendment to our Restated Certificate of Incorporation, the affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required to approve this matter. Abstentions and broker nonvotes, if any, are not counted as affirmative votes on this matter but are counted as outstanding and entitled to vote.

For all other matters proposed for a vote at the Annual Meeting, the affirmative vote of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote on the matter is required to approve the matter. For these matters, abstentions are not counted as affirmative votes on a matter but are counted as present and entitled to vote, and broker nonvotes, if any, will have no effect on the outcome of these matters.

Revocation

If you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Secretary of Amazon.com, Inc. a written notice of revocation or a duly executed proxy (via the Internet, mobile device, or telephone or by returning a proxy card) bearing a later date or by participating in and voting during the Annual Meeting. A shareholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by participating in and voting during the Annual Meeting.

Participating in the Annual Meeting

This year’s Annual Meeting will be accessible through the Internet. We are conducting a virtual online Annual Meeting so our shareholders can participate from any geographic location with Internet connectivity. We believe this is an important step to enhancing accessibility to our Annual Meeting for all of our shareholders and reducing the carbon footprint of our activities, and is particularly important for our shareholders, employees, and community this year in light of evolving public health and safety considerations posed by the potential spread of the coronavirus, or COVID-19. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings, while providing an online experience available to all shareholders regardless of their location. The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your shares.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on April 2, 2020, the record date, or hold a valid proxy for the meeting. To participate in the Annual Meeting, including to vote and to view the list of registered shareholders as of the record date during the meeting, you must access the meeting website at www.virtualshareholdermeeting.com/AMZN2020 and enter the 16-digit control number found on the Notice of Internet Availability of Proxy Materials or on the proxy card or voting instruction form provided to you with this Proxy Statement, or that is set forth within the body of the email sent to you with the link to this Proxy Statement.

Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to log on to www.proxyvote.com and vote in advance of the Annual Meeting.

Shareholders are able to submit questions for the Annual Meeting’s question and answer session during the meeting through www.virtualshareholdermeeting.com/AMZN2020. We will post answers to shareholder questions received regarding our Company on our investor relations website at www.amazon.com/ir after the meeting. We also will post a replay of the Annual Meeting on our investor relations website, which will be available following the meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which shareholders can view during the meeting at the meeting website or during the ten days prior to the meeting at www.proxyvote.com.

2020 Proxy Statement	3

ANNUAL MEETING INFORMATION

We encourage you to access the Annual Meeting before it begins. Online check-in will be available at www.virtualshareholdermeeting.com/AMZN2020 approximately 15 minutes before the meeting starts on May 27, 2020. If you have difficulty accessing the meeting, please call 800-586-1548 (toll free) or 303-562-9288 (international). We will have technicians available to assist you.

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ITEM 1—ELECTION OF DIRECTORS

In accordance with our Bylaws, the Board has fixed the number of directors constituting the Board at ten. The Board, based on the recommendation of the Nominating and Corporate Governance Committee, proposed that the following ten nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting of Shareholders or until his or her successor shall have been elected and qualified:

•	Jeffrey P. Bezos

•	Rosalind G. Brewer

•	Jamie S. Gorelick

•	Daniel P. Huttenlocher

•	Judith A. McGrath
•	Indra K. Nooyi

•	Jonathan J. Rubinstein

•	Thomas O. Ryder

•	Patricia Q. Stonesifer

•	Wendell P. Weeks

Each of the nominees is currently a director of Amazon.com, Inc. and has been elected to hold office until the 2020 Annual Meeting or until his or her successor has been elected and qualified. The nominees were most recently elected at the 2019 Annual Meeting. Biographical and related information on each nominee is set forth below.

Although the Board expects that the ten nominees will be available to serve as directors, if any of them should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.

The Board of Directors recommends a vote “FOR” each nominee.

BOARD OF DIRECTORS INFORMATION

In evaluating the nominees for the Board of Directors, the Board and the Nominating and Corporate Governance Committee took into account the qualities they seek for directors, and the directors’ individual qualifications, skills, and background that enable the directors to effectively and productively contribute to the Board’s oversight of Amazon, as discussed below in each biography and under “Director Nominee Tenure, Skills, and Characteristics.” When evaluating re-nomination of existing directors, the Committee also considers the nominees’ past and ongoing effectiveness on the Board and, with the exception of Mr. Bezos, who is an employee, their independence.

2020 Proxy Statement	5

BOARD OF DIRECTORS INFORMATION

Biographical Information

Jeffrey P. Bezos Founder, Chairman, and CEO of Amazon

Background

Mr. Bezos has been Chairman of the Board since founding the Company in 1994 and Chief Executive Officer since May 1996. Mr. Bezos served as President from founding until June 1999 and again from October 2000 to the present.

Qualifications and Skills

Mr. Bezos’ individual qualifications and skills as a director include his customer-focused point of view, his willingness to encourage invention, his long-term perspective, and his on-going contributions as founder and CEO.

Age:	Director since:	Board committees:	Other current public company boards:
56	July 1994	None	None

Rosalind G. Brewer Group President, Americas and COO of Starbucks Corporation

Background

Ms. Brewer has been the Group President, Americas and Chief Operating Officer of Starbucks Corporation, a roaster, marketer, and retailer of specialty coffee, since October 2017, where she has also served as a director since March 2017. From February 2012 to February 2017, she was President and Chief Executive Officer of Sam’s Club, a membership-only retail warehouse club and a division of Walmart Inc., and from 2006 to January 2012, she served in numerous leadership positions at various regional business units for Walmart.

She served as a director of Lockheed Martin Corporation from April 2011 to October 2017.

Qualifications and Skills

Ms. Brewer’s individual qualifications and skills as a director include her leadership and operations experience as a senior executive at large, multinational corporations, through which she gained experience with regulatory and compliance requirements applicable to public companies, as well as her customer experience skills.

Age:	Director since:	Board committees:	Other current public company boards:
57	February 2019	Leadership Development and Compensation	Starbucks Corporation

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BOARD OF DIRECTORS INFORMATION

Jamie S. Gorelick Partner with Wilmer Cutler Pickering Hale and Dorr LLP

Background

Ms. Gorelick has been a partner with the law firm Wilmer Cutler Pickering Hale and Dorr LLP since July 2003. She has held numerous positions in the U.S. government, serving as Deputy Attorney General of the United States, General Counsel of the Department of Defense, Assistant to the Secretary of Energy, and a member of the bipartisan National Commission on Terrorist Threats Upon the United States.

Ms. Gorelick has served as a director of VeriSign, Inc. since January 2015, a director of United Technologies Corporation from February 2000 to December 2014, and a director of Schlumberger Limited from April 2002 to June 2010.

Qualifications and Skills

Ms. Gorelick’s individual qualifications and skills as a director include her experience as a lawyer, her leadership experience in senior governmental positions, including experience with regulatory and compliance matters, as well as her customer experience skills and skills relating to public policy and financial statement and accounting matters.

Age:	Director since:	Board committees:	Other current public company boards:
69	February 2012	Nominating and Corporate Governance (Chair)	VeriSign, Inc.

Daniel P. Huttenlocher Dean of MIT Schwarzman College of Computing

Background

Mr. Huttenlocher has been the Dean of MIT Schwarzman College of Computing since August 2019. He served as Dean and Vice Provost, Cornell Tech at Cornell University from 2012 to July 2019 and worked for Cornell University from 1988 to 2012 in various positions.

Mr. Huttenlocher has served as a director of Corning Incorporated since February 2015.

Qualifications and Skills

Mr. Huttenlocher’s individual qualifications and skills as a director include his experience in senior positions at MIT and Cornell University, both leading universities, Cornell Tech, a research, technology commercialization, and graduate-level educational facility, and the Xerox Palo Alto Research Center, a technology research facility, through which he gained experience with emerging technologies, as well as his customer experience skills.

Age:	Director since:	Board committees:	Other current public company boards:
61	September 2016	Leadership Development and Compensation	Corning Incorporated

2020 Proxy Statement	7

BOARD OF DIRECTORS INFORMATION

Judith A. McGrath Senior Advisor to Astronauts Wanted * No experience necessary

Background

Ms. McGrath serves as a senior advisor to Astronauts Wanted * No experience necessary, a multimedia joint venture that Ms. McGrath formed with Sony Music Entertainment, and served as President of Astronauts Wanted from June 2013 to March of 2018. The company is currently a subsidiary of Sony Pictures Television. Ms. McGrath served as Chair and Chief Executive Officer of MTV Networks Entertainment Group worldwide, a division of Viacom, Inc., including Comedy Central and Nickelodeon, from July 2004 until May 2011. She was part of the original founder and launch team for MTV.

Qualifications and Skills

Ms. McGrath’s individual qualifications and skills as a director include her leadership and multimedia operations experience as a longtime senior executive of MTV Networks Entertainment Group, through which she gained experience with content creation, advertising, and content distribution, as well as her customer experience skills. Ms. McGrath further honed her digital and entrepreneurial experience with global customers in her role at Astronauts Wanted * No experience necessary.

Age:	Director since:	Board committees:	Other current public company boards:
67	July 2014	Leadership Development and Compensation (Chair)	None

Indra K. Nooyi Former Chairman and CEO of PepsiCo, Inc.

Background

Mrs. Nooyi was the Chief Executive Officer of PepsiCo, Inc., a multinational food, snack, and beverage company, from October 2006 to October 2018, where she also served as the Chairman of its board of directors from May 2007 to February 2019. She was elected to PepsiCo’s board of directors and became its President and Chief Financial Officer in 2001, and held leadership roles in finance, corporate strategy and development, and strategic planning after joining PepsiCo in 1994.

Mrs. Nooyi served as a director of Schlumberger Limited from April 2015 to April 2020.

Qualifications and Skills

Mrs. Nooyi’s individual qualifications and skills as a director include her leadership experience as a longtime senior executive at a large corporation with international operations, through which she gained experience with consumer-focused product development, international operations, and marketing issues, as well as her customer experience skills and skills relating to financial statement and accounting matters.

Age:	Director since:	Board committees:	Other current public company boards:
64	February 2019	Audit	None

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BOARD OF DIRECTORS INFORMATION

Jonathan J. Rubinstein Former co-CEO of Bridgewater Associates, LP

Background

Mr. Rubinstein was co-CEO of Bridgewater Associates, LP, a global investment management firm, from May 2016 to April 2017. Previously, Mr. Rubinstein was Senior Vice President, Product Innovation, for the Personal Systems Group at the Hewlett-Packard Company (“HP”), a multinational information technology company, from July 2011 to January 2012, and served as Senior Vice President and General Manager, Palm Global Business Unit, at HP from July 2010 to July 2011. Mr. Rubinstein was Chief Executive Officer and President of Palm, Inc., a smartphone manufacturer, from June 2009 until its acquisition by HP in July 2010, and Chairman of the Board of Palm, Inc. from October 2007 through the acquisition. Prior to joining Palm, Mr. Rubinstein was a Senior Vice President at Apple Inc., also serving as the General Manager of the iPod Division.

Mr. Rubinstein served as a director of Qualcomm Incorporated from May 2013 to May 2016.

Qualifications and Skills

Mr. Rubinstein’s individual qualifications and skills as a director include his leadership and technology experience as a senior executive at large financial and technology companies, through which he gained experience with hardware devices and emerging technologies, as well as his customer experience skills and skills relating to financial statement and accounting matters.

Age:	Director since:	Board committees:	Other current public company boards:
63	December 2010	Nominating and Corporate Governance	None

Thomas O. Ryder Former Chairman and CEO of Reader’s Digest Association, Inc.

Background

Mr. Ryder was Chairman of the Reader’s Digest Association, Inc. from April 1998 to December 2006, and was Chief Executive Officer from April 1998 to December 2005. From 1984 to 1998, Mr. Ryder worked in several roles at American Express, including as President of American Express Travel Related Services International.

Mr. Ryder served as a director of ILG, Inc. from May 2016 to September 2018, a director of RPX Corporation from December 2009 to June 2017, a director of Quad/Graphics, Inc. from July 2010 to May 2017, a director of Starwood Hotels & Resorts Worldwide, Inc. from April 2001 to September 2016, and Chairman of the Board of Directors at Virgin Mobile USA, Inc. from October 2007 to November 2009.

Qualifications and Skills

Mr. Ryder’s individual qualifications and skills as a director include his leadership experience as a senior executive of Reader’s Digest, a large media and publishing company, and American Express, a large financial services company, through which he gained experience with intellectual property, media, enterprise sales, payments, and international operations, as well as his customer experience skills and skills relating to financial statement and accounting matters.

Age:	Director since:	Board committees:	Other current public company boards:
75	November 2002	Audit (Chair)	None

2020 Proxy Statement	9

BOARD OF DIRECTORS INFORMATION

Patricia Q. Stonesifer Former President and CEO of Martha’s Table

Background

Ms. Stonesifer served as the President and CEO of Martha’s Table, a non-profit, from April 2013 to March 2019. She served as Chair of the Board of Regents of the Smithsonian Institution from January 2009 to January 2012 and as Vice Chair from January 2012 to January 2013. From September 2008 to January 2012, she served as senior advisor to the Bill and Melinda Gates Foundation, a private philanthropic organization, where she was Chief Executive Officer from January 2006 to September 2008 and President and Co-chair from June 1997 to January 2006. Since September 2009, she has also served as a private philanthropy advisor. From 1988 to 1997, she worked in many roles at Microsoft Corporation, including as a Senior Vice President of the Interactive Media Division, and also served as the Chairwoman of the Gates Learning Foundation from 1997 to 1999.

Qualifications and Skills

Ms. Stonesifer’s individual qualifications and skills as a director include her leadership experience as a senior executive at the Bill and Melinda Gates Foundation and at Microsoft, through which she gained experience with emerging technologies and consumer-focused product development and marketing issues, her knowledge of Amazon from having served as a director since 1997, as well as her customer experience skills and skills relating to public policy and financial statement and accounting matters.

Age:	Director since:	Board committees:	Other current public company boards:
63	February 1997	Nominating and Corporate Governance	None

Wendell P. Weeks Chairman, President, and CEO of Corning Incorporated

Background

Mr. Weeks has been the Chief Executive Officer of Corning Incorporated, a glass and materials science innovator, since April 2005; Chairman of the board of directors since April 2007; and President since December 2010. He has held leadership roles in financial management, business development, commercial leadership, and general management across many of Corning’s businesses and technologies since joining the company in 1983.

Mr. Weeks has served as a director of Merck & Co., Inc. since February 2004 and will not be standing for re-election to Merck & Co.’s Board of Directors at its 2020 annual meeting of shareholders.

Qualifications and Skills

Mr. Weeks’ individual qualifications and skills as a director include his leadership and operations experience as a senior executive at a large corporation with international operations, experience with product development, as well as his customer experience skills and skills relating to financial statement and accounting matters.

Age:	Director since:	Board committees:	Other current public company boards:
60	February 2016	Audit	Corning Incorporated, Merck & Co., Inc.

10

BOARD OF DIRECTORS INFORMATION

Director Nominee Tenure, Skills, and Characteristics

The Nominating and Corporate Governance Committee annually reviews the tenure, performance, and contributions of existing Board members to the extent they are candidates for re-election, and considers all aspects of each candidate’s qualifications and skills in the context of the Company’s needs at that point in time and, as stated in the Board of Directors Guidelines on Significant Corporate Governance Issues, seeks out candidates with a diversity of experience and perspectives, including diversity with respect to race, gender, geography, and areas of expertise. The Nominating and Corporate Governance Committee includes, and has any search firm that it engages include, women and minority candidates in the pool from which the Committee selects director candidates. When considering candidates as potential Board members, the Board and the Nominating and Corporate Governance Committee evaluate the candidates’ ability to contribute to such diversity. The Board assesses its effectiveness in this regard as part of its annual Board and director evaluation process. Currently, over half of our independent director nominees are women and almost half of our independent director nominees have served for fewer than five years. Our Board’s composition also represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors (with two new directors on-boarding and two directors leaving in the last three years). The tenure range of our director nominees is as follows:

Tenure on Board	Number of Director Nominees

More than 10 years	3

6-10 years	3

1-5 years	4

Among the qualifications and skills of a candidate considered important by the Nominating and Corporate Governance Committee are: a commitment to representing the long-term interests of shareholders; customer experience skills; Internet savvy; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; human capital management; personal and professional ethics, integrity, and values; practical wisdom and sound judgment; international business experience; and business and professional experience in fields such as retail, operations, technology, finance/accounting, product development, intellectual property, law, multimedia entertainment, and marketing.

Corporate Governance

Board Leadership

The Board is responsible for the control and direction of the Company. The Board represents the shareholders and its primary purpose is to build long-term shareholder value. The Chair of the Board is selected by the Board and currently is the CEO, Jeff Bezos. The Board believes that this leadership structure is appropriate given Mr. Bezos’ role in founding Amazon and his significant ownership stake. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues and helps the Company operate in the long-term interests of shareholders. In addition, the independent directors on the Board have appointed a lead director from the Board’s independent directors, currently Jonathan J. Rubinstein, in order to promote independent leadership of the Board. The lead director presides over the executive sessions of the independent directors, chairs Board meetings in the Chair’s absence, works with management and the independent directors to approve agendas, schedules, information, and materials for Board meetings, and is available to engage directly with major shareholders where appropriate. In addition, the lead director confers from time to time with the Chair of the Board and the independent directors and reviews, as appropriate, the annual schedule of regular Board meetings and major Board meeting agenda topics. The guidance and direction provided by the lead director reinforce the Board’s independent oversight of management and contribute to communication among members of the Board.

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BOARD OF DIRECTORS INFORMATION

Director Independence

The Board has determined that the following directors are independent as defined by Nasdaq rules: Ms. Brewer, Ms. Gorelick, Mr. Huttenlocher, Ms. McGrath, Mrs. Nooyi, Mr. Rubinstein, Mr. Ryder, Ms. Stonesifer, and Mr. Weeks. In addition, the Board determined that Tom A. Alberg, who served as a director through May 2019, was independent during the time he served as a director. In assessing directors’ independence, the Board took into account certain transactions, relationships, and arrangements involving some of the directors and concluded that such transactions, relationships, and arrangements did not impair the independence of the director. For Ms. Brewer and Mr. Weeks, the Board considered payments in the past three years in the ordinary course of business from the Company to Starbucks Corporation and Corning Incorporated, respectively, or their affiliates. All such payments were not significant for any of these companies. For Mr. Alberg, the Board considered that Amazon and its executive officers have in the past invested in investment funds managed by entities where Mr. Alberg is a managing director or partner or in companies in which those funds invest, and that Amazon has in the past engaged in transactions with companies in which these funds have invested. For Mr. Ryder, the Board considered that his son-in-law has been employed with Amazon since 2008 in a non-officer and non-strategic position, as disclosed in “Certain Relationships and Related Person Transactions.”

Risk Oversight

As part of regular Board and committee meetings, the directors oversee executives’ management of risks relevant to the Company. While the full Board has overall responsibility for risk oversight, the Board has delegated responsibility related to certain risks to the Audit Committee, the Leadership Development and Compensation Committee, and the Nominating and Corporate Governance Committee. The Audit Committee is responsible for overseeing management of risks related to our financial statements and financial reporting process, data privacy and security, business continuity, and operational risks, the qualifications, independence, and performance of our independent auditors, the performance of our internal audit function, legal and regulatory matters, and our compliance policies and procedures. The Leadership Development and Compensation Committee is responsible for overseeing management of risks related to succession planning and compensation for our executive officers and our overall compensation program, including our equity-based compensation plans, as well as risks related to other human capital management matters, including workplace safety, culture, diversity, discrimination, and harassment. The Nominating and Corporate Governance Committee is responsible for overseeing management of risks related to our environmental, sustainability, and corporate social responsibility practices, including risks related to our operations and our supply chain. The full Board regularly reviews reports from management on various aspects of our business, including related risks and tactics and strategies for addressing them. At least annually, the Board reviews our CEO succession planning as described in our Board of Directors Guidelines on Significant Corporate Governance Issues.

Corporate Governance Documents

Please visit our investor relations website at www.amazon.com/ir, “Corporate Governance,” for additional information on our corporate governance, including:

•	our Restated Certificate of Incorporation and Bylaws;

•

the Board of Directors Guidelines on Significant Corporate Governance Issues, which includes policies on shareholder communications with the Board, director attendance at our annual meetings, director resignations to facilitate our majority vote standard, director stock ownership guidelines, succession planning, and compensation clawbacks;

•	the charters approved by the Board for the Audit Committee, the Leadership Development and Compensation Committee, and the Nominating and Corporate Governance Committee;

•	the Code of Business Conduct and Ethics; and

•	our Political Expenditures Statement.

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BOARD OF DIRECTORS INFORMATION

Sustainability

Information regarding our sustainability, environmental, social, and human capital management activities is available in our “Sustainability: Thinking Big” Fall 2019 report and on our website. In 2019, we announced The Climate Pledge with our co-founder Global Optimism. The Climate Pledge is a commitment to be net zero carbon by 2040, a decade ahead of the Paris Agreement’s goal of 2050. We also announced a commitment to power our global infrastructure with 100% renewable energy by 2030 and 80% renewable energy by 2024. As part of our commitment to achieving these goals, we announced the order of 100,000 fully-electric delivery vehicles from Rivian and a $100 million investment in natural climate solutions around the world to help remove carbon from the atmosphere in partnership with The Nature Conservancy. These ambitious and impactful goals and initiatives build on Amazon’s long-term commitment to sustainability, including through previously announced programs such as: Shipment Zero, a commitment that 50% of all Amazon shipments will be net zero carbon by 2030; renewable energy programs that include significant investments in large-scale wind farms and solar rooftop systems; and sustainable packaging and waste reduction initiatives. In addition to these initiatives, in 2019 we reported on our carbon footprint, which quantifies the total greenhouse gas emissions attributed to our direct and indirect activities, as well as other sustainability metrics.

In 2019, we also published our Amazon Global Human Rights Principles, an update to our Supply Chain Standards, and information about our global supply chain. We also have innumerable large and small sustainability initiatives underway at any point in time, as we seek to constantly invent across the Company.

We encourage you to learn more about our many sustainability initiatives and our progress towards meeting our goals, as well as the many other ways we are addressing topics such as human rights and human capital management, by reviewing our “Sustainability: Thinking Big” Fall 2019 report and website at sustainability.aboutamazon.com, our views on certain issues at www.aboutamazon.com/our-company/our-positions, and other postings on our “About Amazon” website at www.aboutamazon.com.

Shareholder Engagement

We believe that effective corporate governance includes year-round engagement with our shareholders. We meet regularly with our shareholders, including both large and small investors, to discuss business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics. In a typical year, we will engage with 25 to 50 shareholders, including our largest shareholders, two to three times a year. We find it beneficial to have ongoing dialogue with our shareholders throughout the year on a full range of investor priorities (instead of engaging with shareholders only prior to our annual meeting on issues to be voted on in the proxy statement). Depending on the topics, our lead director or another independent director may engage in these conversations with a few shareholders each year as well. In 2019, as part of our corporate governance engagement, we met with corporate governance representatives at shareholders owning over approximately 25% of our stock (excluding the approximately 15% voted by our founder and Chief Executive Officer). Our direct engagement with shareholders helps us better understand our shareholders’ priorities, perspectives, and issues of concern, while giving us an opportunity to elaborate on our many initiatives and practices and to address the extent to which various aspects of these matters are (or are not) significant given the scope and nature of our operations and our existing practices. We take insights from this feedback into consideration and share them with our Board as we review and evolve our practices and disclosures.

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BOARD OF DIRECTORS INFORMATION

Board Meetings and Committees

The Board meets regularly during the year, and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2019, there were six meetings of the Board. All incumbent directors attended at least 75% of the aggregate of the meetings of the Board and committees on which they served occurring during 2019. All directors then serving attended the 2019 Annual Meeting of Shareholders.

The Board has established an Audit Committee, a Leadership Development and Compensation Committee, and a Nominating and Corporate Governance Committee, each of which is comprised entirely of directors who meet the applicable independence requirements of the Nasdaq rules. The Committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to shareholders. The table below provides current membership information as well as meeting information for the last fiscal year.

Name	Audit Committee	Leadership Development and Compensation Committee	Nominating and Corporate Governance Committee

Jeffrey P. Bezos

Rosalind G. Brewer

Jamie S. Gorelick

Daniel P. Huttenlocher

Judith A. McGrath

Indra K. Nooyi

Jonathan J. Rubinstein

Thomas O. Ryder

Patricia Q. Stonesifer

Wendell P. Weeks

Total Meetings in 2019	6	3	5

  Committee Chair

The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.

Audit Committee

The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to our financial statements and financial reporting process, the qualifications, independence, and performance of our independent auditors, the performance of our internal audit function, legal and regulatory matters, data privacy and security matters, and our compliance policies and procedures. The Board has designated each of Messrs. Ryder and Weeks and Mrs. Nooyi as an Audit Committee Financial Expert, as defined by Securities and Exchange Commission (“SEC”) rules. During the past year, the Audit Committee met with management and reviewed matters that included the Company’s risk assessment and compliance functions, data privacy and security, public policy expenditures, treasury and investment matters, accounting industry issues, the reappointment of our independent auditor, and pending litigation. The Audit Committee annually reviews the Company’s political contribution and expenditure policy and statement and a report on the Company’s political contributions and expenditures. The Audit Committee also met with the auditors to review the scope and results of the auditor’s annual audit and quarterly reviews of the Company’s financial statements.

14

BOARD OF DIRECTORS INFORMATION

Leadership Development and Compensation Committee

The Leadership Development and Compensation Committee evaluates our programs and practices relating to talent and leadership development, reviews and establishes compensation of the Company’s executive officers, oversees management of risks for succession planning and our overall compensation program, including our equity-based compensation plans, and oversees the Company’s strategies and policies related to human capital management, all with a view toward maximizing long-term shareholder value. The Committee may engage compensation consultants but did not do so in 2019. The Committee oversees the Company’s Code of Business Conduct and Ethics with respect to compliance with, and reports pursuant to, the Company’s workplace non-discrimination and anti-harassment policies. Additional information on the Committee’s processes and procedures for considering and determining executive compensation is contained in the “Compensation Discussion and Analysis” section of this Proxy Statement. During the past year, the Leadership Development and Compensation Committee met with management and reviewed matters that included the design, amounts, and effectiveness of the Company’s compensation of senior executives, management succession planning, the Company’s benefit and compensation programs, the Company’s human resources programs, including review of workplace discrimination and harassment reports, and feedback from the Company’s shareholder engagement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee reviews and assesses the composition and compensation of the Board, assists in identifying potential new candidates for director, recommends candidates for election as director, and oversees the Company’s environmental, social, and corporate governance policies and initiatives. The Nominating and Corporate Governance Committee also recommends to the Board compensation for newly elected directors and reviews director compensation as necessary. During the past year, the Nominating and Corporate Governance Committee met with management and reviewed matters that included the Board’s composition, diversity, and skills in the context of identifying and evaluating new director candidates to join the Board, the Board’s recruitment and self-evaluation processes, Board compensation, Board Committee membership and qualifications, consideration of the Company’s policies and initiatives regarding the environment and sustainability, corporate social responsibility, and corporate governance, and feedback from the Company’s shareholder engagement on the foregoing matters.

Director Nominations

The Nominating and Corporate Governance Committee considers candidates for director who are recommended by its members, by other Board members, by shareholders, and by management, as well as those identified by a third-party search firm retained to assist in identifying and evaluating possible candidates. The Nominating and Corporate Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons, as described above under “Director Nominee Tenure, Skills, and Characteristics.” Shareholders wishing to submit recommendations for director candidates for consideration by the Nominating and Corporate Governance Committee must provide the following information in writing to the attention of the Secretary of Amazon.com, Inc. by certified or registered mail:

•	the name, address, and biography of the candidate, and an indication of whether the candidate has expressed a willingness to serve;

•	the name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

•

the number of shares of common stock beneficially owned by the shareholder or group of shareholders making the recommendation, the length of time held, and to the extent any shareholder is not a registered holder of such securities, proof of such ownership.

To be considered by the Nominating and Corporate Governance Committee for the 2021 Annual Meeting of Shareholders, a director candidate recommendation must be received by the Secretary of Amazon.com, Inc. by December 17, 2020.

Our Bylaws provide a proxy access right for shareholders, pursuant to which a shareholder, or group of up to 20 shareholders, may include director nominees (representing up to 20% of the number of directors in office) in our proxy

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BOARD OF DIRECTORS INFORMATION

materials for annual meetings of our shareholders. To be eligible to utilize these proxy access provisions, the shareholder or group must have owned at least 3% of the aggregate of the issued and outstanding shares of our common stock continuously for at least the prior three years and must satisfy the additional eligibility, procedural, and disclosure requirements set forth in our Bylaws.

Compensation of Directors

Our directors do not receive cash compensation for their services as directors or as members of committees of the Board, but we pay reasonable expenses incurred for attending meetings. At the discretion of the Board, directors are eligible to receive stock-based awards under the 1997 Stock Incentive Plan (the “1997 Plan”). Similar to compensation for our employees, the compensation for our Board members is aligned with long-term value creation because it consists solely of restricted stock unit awards that have three-year vesting periods. Likewise, because our compensation program is designed to promote long-term performance and operate over a period of years, directors typically do not receive stock-based awards every year, and instead have in the past received awards only once every three years. Our Board members’ compensation will be negatively impacted if our stock price declines and will be favorably impacted if the stock performs beyond the initial stock price at grant date. By not accepting cash compensation, only restricted stock unit awards, the Board sets a tone at the top that compensation should be based on long-term value creation.

Based on the Nominating and Corporate Governance Committee’s recommendation, the Board approved restricted stock unit awards for: (1) 570 shares to Ms. Brewer and Mr. Weeks on February 4, 2019, vesting in three equal annual installments on February 15, 2020, February 15, 2021, and February 15, 2022; and (2) 549 shares to Mrs. Nooyi on February 25, 2019, vesting in three equal annual installments on May 15, 2020, May 15, 2021, and May 15, 2022. Based on the Nominating and Corporate Governance Committee’s recommendation, the Board approved restricted stock unit awards for 516 shares to Ms. Stonesifer and Messrs. Huttenlocher, Rubinstein, and Ryder on September 12, 2019, vesting in three equal annual installments on November 15, 2020, November 15, 2021, and November 15, 2022. The February 2019 awards were designed to provide approximately $300,000 in compensation annually, and the September awards were designed to provide approximately $310,000 in compensation annually, in each case based on an assumed value of the restricted stock units vesting in each year, which compensation represents the 50th percentile for annual director compensation among a group of peer companies. When determining the amount and vesting schedule for directors’ restricted stock unit awards, the Nominating and Corporate Governance Committee and Board have not varied awards based on specific committee service.

Each grant compensates for future performance, and no portion of a restricted stock unit award vests until the year after it is granted. If a director leaves the Board prior to a vest date for any reason, he or she will forfeit all or any portion of the restricted stock unit award that has not previously vested.

16

BOARD OF DIRECTORS INFORMATION

The following table sets forth for the year ended December 31, 2019 all compensation reportable for directors who served during 2019, as determined by SEC rules.

Director Compensation for 2019

Name	Stock Awards(1)

Jeffrey P. Bezos(2)	$—

Tom A. Alberg(3)	—

Rosalind G. Brewer(4)	929,992

Jamie S. Gorelick(5)	—

Daniel P. Huttenlocher(6)	951,489

Judith A. McGrath(7)	—

Indra K. Nooyi(8)	901,729

Jonathan J. Rubinstein(6)	951,489

Thomas O. Ryder(6)	951,489

Patricia Q. Stonesifer(6)	951,489

Wendell P. Weeks(4)	929,992

(1)

Stock awards are reported at aggregate grant date fair value as determined under applicable accounting standards. The grant date fair value for restricted stock units as reported in the table above is determined based on the number of shares granted multiplied by the average of the high and the low trading price of common stock of the Company on the grant date, without regard to the fact that the grants vest over a number of years. See Note 1, “Description of Business and Accounting Policies—Stock-Based Compensation,” in Item 8, “Financial Statements and Supplementary Data,” in our 2019 Annual Report on Form 10-K.

(2)	Mr. Bezos does not receive any compensation for his services as a director in addition to his compensation as Chief Executive Officer.

(3)	Mr. Alberg, who ceased to serve as a director in May 2019, did not hold any unvested restricted stock units as of December 31, 2019.

(4)	Ms. Brewer and Mr. Weeks held 570 unvested restricted stock units as of December 31, 2019.

(5)	Ms. Gorelick held 414 unvested restricted stock units as of December 31, 2019.

(6)	Ms. Stonesifer and Messrs. Huttenlocher, Rubinstein, and Ryder each held 516 unvested restricted stock units as of December 31, 2019.

(7)	Ms. McGrath held 304 unvested restricted stock units as of December 31, 2019.

(8)	Mrs. Nooyi held 549 unvested restricted stock units as of December 31, 2019.

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ITEM 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

Under the rules and regulations of the SEC and Nasdaq, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. In addition, the Audit Committee considers the independence of our independent auditors and participates in the selection of the independent auditor’s lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the shareholders of the appointment of, the registered public accounting firm of Ernst & Young LLP (“E&Y”) to serve as independent auditors for the fiscal year ending December 31, 2020. E&Y has served as our independent auditor since 1996. The Audit Committee considered a number of factors in determining whether to re-engage E&Y as the Company’s independent registered public accounting firm, including the length of time the firm has served in this role, the firm’s professional qualifications and resources, the firm’s past performance, and the firm’s capabilities in handling the breadth and complexity of our business, as well as the potential impact of changing independent auditors.

The Board of Directors and the Audit Committee believe that the continued retention of E&Y as the Company’s independent auditor is in the best interests of the Company and its shareholders. If shareholders do not ratify the selection of E&Y, the Audit Committee will evaluate the shareholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2021 fiscal year. In addition, if shareholders ratify the selection of E&Y as independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select E&Y or another registered public accounting firm as our independent auditors.

The Board of Directors recommends a vote “FOR” ratification of the appointment of E&Y as our independent auditors for the fiscal year ending December 31, 2020.

AUDITORS

Representatives of E&Y are expected to participate in the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

Fee Information

Audit Fees

Audit fees include the aggregate fees for the audit of our annual consolidated financial statements and internal controls, and the reviews of each of the quarterly consolidated financial statements included in our Forms 10-Q. These fees also include statutory and other audit work performed with respect to certain of our subsidiaries. The aggregate audit fees billed and expected to be billed by E&Y for the fiscal year ended December 31, 2019 were $22,486,000. The aggregate audit fees we were billed by E&Y for the fiscal year ended December 31, 2018 were $20,676,000.

Audit-Related Fees

Audit-related fees include accounting advisory services related to the accounting treatment of transactions or events, including acquisitions, and to the adoption of new accounting standards, as well as additional procedures related to accounting records performed to comply with regulatory reporting requirements and to provide certain attest reports. The

18

AUDITORS

aggregate audit-related fees billed and expected to be billed by E&Y for services rendered during the fiscal year ended December 31, 2019 were $2,966,000. The aggregate audit-related fees we were billed by E&Y for services rendered during the fiscal year ended December 31, 2018 were $2,092,000.

Tax Fees

Tax fees were for tax compliance services and assistance with federal and provincial tax-related matters for certain international entities. The aggregate tax fees billed and expected to be billed by E&Y for services rendered during the fiscal year ended December 31, 2019 were $0. The aggregate tax fees we were billed by E&Y for services rendered during the fiscal year ended December 31, 2018 were $0.

All Other Fees

All other fees were for advisory services related to compliance with regulatory reporting requirements. The aggregate other fees billed and expected to be billed by E&Y for services rendered during the fiscal year ended December 31, 2019 were $181,000. The aggregate other fees we were billed by E&Y for services rendered during the fiscal year ended December 31, 2018 were $62,000.

Pre-Approval Policies and Procedures

All of the fees described above were approved by the Audit Committee. The Audit Committee is responsible for overseeing the audit fee negotiations associated with the retention of E&Y to perform the audit of our annual consolidated financial statements and internal controls. The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent auditors. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by E&Y if they are initiated within 18 months after the date of the pre-approval (or within such other period from the date of pre-approval as may be provided). If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration under the policy. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to each of its members. Any member who exercises this authority must report any pre-approval decisions to the Audit Committee at its next meeting.

Audit Committee Report

The Audit Committee is composed solely of independent directors meeting the applicable requirements of the Nasdaq rules. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements, and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Company’s independent auditors are engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2019 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

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AUDITORS

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission.

The Audit Committee

Indra K. Nooyi

Thomas O. Ryder

Wendell P. Weeks

20

ITEM 3—ADVISORY VOTE TO APPROVE

EXECUTIVE COMPENSATION

We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Leadership Development and Compensation Committee has structured our executive compensation program to tie total compensation to long-term performance that supports shareholder value, as reflected primarily in our stock price. We urge shareholders to read the “Compensation Discussion and Analysis,” as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. The Leadership Development and Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers has supported and contributed to our success.

This item is being presented pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. After the 2020 Annual Meeting, our next advisory vote on executive compensation will occur at our 2021 Annual Meeting of Shareholders. Although this advisory vote is not binding, the Leadership Development and Compensation Committee will consider the voting results when evaluating our executive compensation program.

The Board of Directors recommends a vote “FOR” approval, on an advisory basis, of our executive compensation as described in this proxy statement.

2020 Proxy Statement	21

ITEM 4—APPROVAL OF AMENDMENT TO

RESTATED CERTIFICATE OF INCORPORATION TO

LOWER STOCK OWNERSHIP THRESHOLD FOR

SHAREHOLDERS TO REQUEST A SPECIAL MEETING

We are asking shareholders to approve an amendment to our Restated Certificate of Incorporation to lower the stock ownership threshold from 30% to 25% for shareholders to request that the Company call a special meeting of shareholders (the “Proposed Certificate Amendment”). Specifically, the Proposed Certificate Amendment, which the Board has approved and declared advisable, would amend the second sentence of Article 12 as follows:

“A special meeting of the shareholders shall be held if the holders of not less than ~~thirty~~ twenty-five percent (~~30~~25%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.”

As part of its regular ongoing review of our corporate governance practices, the Board carefully considered the appropriate threshold for shareholders to be able to request a special meeting. The Board continues to believe that it is important for shareholders to have the ability to call special shareholder meetings. Too low a threshold could expose shareholders to the risk of special meetings being called by a few shareholders focused on narrow or short-term interests, rather than the long-term best interests of the Company and shareholders generally. After considering evolving governance practices as well as investor feedback and previous shareholder votes on the matter, the Board believes that a 25% threshold strikes an appropriate balance between enhancing shareholder access and minimizing the potential harms associated with allowing a small number of shareholders to call special meetings.

The Bylaws currently contain the same 30% ownership threshold for requesting a special meeting that is set forth in the Restated Certificate of Incorporation. The Board has approved a corresponding amendment to Section 2.2.2 of our Bylaws, contingent upon shareholder approval and implementation of the Proposed Certificate Amendment, to change the 30% threshold to 25%. The Board has not approved any other changes to the special meeting provisions in the Bylaws at this time. Complete copies of the current Restated Certificate of Incorporation and Bylaws are available on the Corporate Governance section of our website at www.amazon.com/ir.

The Proposed Certificate Amendment is binding. If the Proposed Certificate Amendment is approved, the Company intends to file a certificate of amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, and the Proposed Certificate Amendment will become effective at the time of that filing. If the Proposed Certificate Amendment is not approved by the requisite vote, then neither the Proposed Certificate Amendment nor the Bylaw amendment will become effective.

The Board of Directors recommends a vote “FOR” approval of the amendment to our Restated Certificate of

Incorporation to lower the stock ownership threshold for shareholders to request a special meeting.

22

SHAREHOLDER PROPOSALS

We believe that effective corporate governance includes year-round engagement with our shareholders. We meet regularly with both large and small investors to discuss business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics. This direct engagement helps us better understand our shareholders’ priorities, perspectives, and issues of concern, while giving us an opportunity to elaborate on our many initiatives and practices and to address the extent to which various aspects of these matters are (or are not) significant given the scope and nature of our operations and our existing practices. We take insights from this feedback into consideration and share them with our Board as we review and evolve our practices and disclosures.

Items 5 through 16 are shareholder proposals that will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent. Some of these proposals contain assertions that we believe are incorrect, and we have not attempted to refute all of the inaccuracies.

Certain of the shareholder proposals relate to environmental, sustainability, social, or governance issues, often requesting that we prepare a report, adopt a policy, or take some other particular action. In many cases, we already support some of the initiatives or share the concerns addressed in such proposals, and we often already have taken actions that we believe address the underlying concerns of a proposal, but we may disagree with how the proposal seeks to prescribe the manner in which we approach or report on the issue.

For example, in 2019, we announced The Climate Pledge with our co-founder Global Optimism. The Climate Pledge is a commitment to be net zero carbon by 2040, a decade ahead of the Paris Agreement’s goal of 2050. We also announced a commitment to power our global infrastructure with 100% renewable energy by 2030 and 80% renewable energy by 2024. As part of our commitment to achieving these goals, we announced the order of 100,000 fully-electric delivery vehicles from Rivian and a $100 million investment in natural climate solutions around the world to help remove carbon from the atmosphere in partnership with The Nature Conservancy. These ambitious and impactful goals and initiatives build on Amazon’s long-term commitment to sustainability, including through previously announced programs such as: Shipment Zero, a commitment that 50% of all Amazon shipments will be net zero carbon by 2030; renewable energy programs that include significant investments in large-scale wind farms and solar rooftop systems; and sustainable packaging and waste reduction initiatives. In addition to these initiatives, in 2019 we reported on our carbon footprint, which quantifies the total greenhouse gas emissions attributed to our direct and indirect activities, as well as other sustainability metrics.

In 2019, we also published our Amazon Global Human Rights Principles, an update to our Supply Chain Standards, and information about our global supply chain. We also have innumerable large and small sustainability initiatives underway at any point in time, as we seek to constantly invent across the Company.

For these reasons, we generally oppose proposals requesting other specific reports, policies, or initiatives as they do not reflect the actions we are already taking to address such issues, the decisions we have made in prioritizing our initiatives, or the unique and evolving nature of our operations. Instead, we are transparent about our many sustainability initiatives and our progress towards meeting our goals, as well as the many other ways we are addressing topics such as human rights and human capital management, and we encourage you to review our “Sustainability: Thinking Big” Fall 2019 report and website at sustainability.aboutamazon.com, our views on certain issues at www.aboutamazon.com/our-company/our-positions, and other postings on our “About Amazon” website at www.aboutamazon.com.

We will promptly provide each shareholder proponent’s name, address, and, to our knowledge, share ownership upon a shareholder’s oral or written request to the Corporate Secretary of Amazon.com, Inc. at Amazon.com, Inc., 410 Terry Avenue North, Seattle, Washington 98109.

2020 Proxy Statement	23

SHAREHOLDER PROPOSALS

ITEM 5—SHAREHOLDER PROPOSAL REQUESTING A REPORT ON EFFECTS OF FOOD WASTE

Beginning of Shareholder Proposal and Statement of Support:

Resolved: Shareholders request that Amazon.com, Inc. issue an annual report, at reasonable cost and omitting proprietary information, on the environmental and social impacts of food waste generated from the company’s operations given the significant impact that food waste has on societal risk from climate change and hunger.

Supporting Statement: Shareholders leave the method of disclosure to management’s discretion. Shareholders also defer to management on the specific approaches used to mitigate food waste and which parts of Amazon’s operations are best to target. Some options we recommend as guidelines include:

•	Conducting evaluations to determine the causes, quantities, and destinations of food waste;

•	Estimating greenhouse gas (GHG) emissions reductions that could be achieved or amounts of food redistributed to the food insecure if the company reduced the generation of food waste;

•	Assessing the feasibility of setting goals to reduce food waste and progress made towards meeting these targets.

Whereas: Despite one in seven U.S. households struggling to afford regular, healthy meals, 40 percent of all food produced in the U.S. is wasted, generating devastating social and environmental consequences. Decomposing food in landfills generates 23 percent of U.S. methane emissions, exacerbating climate change. Wasted food production is responsible for consuming 25 percent of U.S. freshwater, 19 percent of fertilizer, and 18 percent of cropland.

Project Drawdown cited food waste reduction as the third most impactful tactic in reducing global GHG emissions.

According to the U.N. Food and Agriculture Organization, ending food waste would preserve enough food to feed 2 billion people – more than twice the number of undernourished people in the world.

Industry peers such as Hello Fresh, Kroger, Walmart, Wegmans, Ahold USA, and Weis Markets disclose or have committed to quantitative disclosure of food waste levels, set targets for food waste reduction, and publish information on progress towards these goals. Unfortunately, Amazon has yet to report any company-wide food waste management strategy including context, metrics, and quantitative improvement goals.

Action to reduce food waste is even more imperative for online grocery retailers because they may be more susceptible to high rates of food waste given complex distribution systems and the inability to rely on solutions employed by conventional retailers. Amazon has captured 30% of U.S. online grocery spending, outpacing its peers. Amazon invested heavily in its Amazon Fresh and Amazon Direct online grocery services, and spent $13.7 billion to acquire Whole Foods, thereby increasing the company’s exposure to products with greater rates of food waste and spoilage.

The Sustainability Accounting Standards Board cites food waste management as material to food distributors’ operating performance, recommending disclosure of the aggregate amount of food waste generated and the percentage diverted from landfills.

Strengthened disclosure of food waste reduction efforts could help Amazon meet its social and environmental goals, combat climate change and hunger, and bolster its brand reputation in a rapidly changing market.

End of Shareholder Proposal and Statement of Support

RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 5

The Board recognizes the importance of good corporate citizenship and is committed to sustainability and social responsibility, including the reduction of food waste and limiting the environmental and social impacts of food waste.

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SHAREHOLDER PROPOSALS

Amazon is actively implementing a number of grocery inventory management approaches that address food waste by minimizing the amount of food going to landfills (mirroring the U.S. Environmental Protection Agency’s Food Recovery Hierarchy) and putting excess food to better use. For the past several years, our fulfillment centers have been helping our local communities by donating food and nonfood products to hundreds of food banks and non-profits. Amazon has launched initiatives with Feeding America and Good360 to donate usable goods and ensure these products are directed to communities in need.1 In addition, Whole Foods Market maintains strong partnerships with food donation programs such as the Food Donation Connection, which reduces food waste by distributing unsold food to local food kitchens and shelters. In 2019, Amazon and Whole Foods Market donated 28 million meals through donation programs with Food Donation Connection and Feeding America.

We also have implemented food waste strategies based on the U.S. Environmental Protection Agency’s Food Recovery Hierarchy. All Whole Foods Market stores participate in a variety of food waste diversion and recycling programs, such as composting, anaerobic digestion to create renewable energy, and animal feed programs, and Whole Foods Market team members are trained on food waste efficiency, from smart ordering to food donation. In addition, Whole Foods Market is continually assessing emerging technologies and new opportunities to further increase its landfill diversion and recycling rates. Amazon Fresh, Amazon Go, Prime Now, and Prime Pantry partner with local non-profits to donate food we do not sell. Our initiatives to address food waste supplement and support the many other sustainability initiatives we have in place. Our sustainability website and report, available at https://sustainability.aboutamazon.com/, provides information on our sustainability and social responsibility efforts, including waste minimization for our operations. These waste minimization efforts include reducing waste in packaging and circular economy initiatives such as recycling and Amazon Second Chance, which provides customers information about re-use, refurbishment, trade-in, and recycling of products and packaging. Over time, we plan to share more publicly about the amount of food waste we divert and recycle, including for Whole Foods Market, which is the largest portion of our food-related business. As a result of Whole Foods Market’s innovative programs, the independent Center for Biological Diversity’s Population & Sustainability Program rated Whole Foods Market fourth out of ten national grocery chains in terms of efforts to reduce food waste, ahead of Target, Aldi, Albertson’s, Trader Joe’s, Costco, and Publix.2

In light of our track record and demonstrated commitment to reducing the impact of our business operations on the environment, including the management of food waste, the Board recommends that shareholders vote against this proposal.

The Board of Directors recommends a vote “AGAINST” this proposal requesting a report on effects of food waste.

ITEM 6—SHAREHOLDER PROPOSAL REQUESTING A REPORT ON CUSTOMER USE OF CERTAIN TECHNOLOGIES

Beginning of Shareholder Proposal and Statement of Support:

Customer Due Diligence

Resolved, Shareholders request the Board of Directors commission an independent third-party report, at reasonable cost and omitting proprietary information, assessing Amazon’s process for customer due diligence, to determine whether customers’ use of its surveillance and computer vision products or cloud-based services contributes to human rights violations.

Whereas, the use of Amazon’s surveillance technology and cloud services in law enforcement and immigration contexts that have existing systemic inequities may replicate, exacerbate, and mask these inequities.1 It may also compromise public oversight and contribute to widespread government surveillance. According to the UN Special Rapporteur on freedom of opinion and expression, surveillance tools may “interfere with human rights, from the right to privacy and freedom of expression to rights of association and assembly, religious belief, non-discrimination, and public participation.”2

[1]	See https://www.aboutamazon.com/amazon-fulfillment/community-impact/cultivating-community-through-a-culture-of-giving.

[2]	See https://www.biologicaldiversity.org/programs/population_and_sustainability/grocery_waste/.

2020 Proxy Statement	25

SHAREHOLDER PROPOSALS

Government contracts for cloud services and surveillance technology, which lack transparency, are an increasing revenue source for Amazon Web Services (AWS), growing tenfold in five years.3 AWS is mission-critical for government agencies. Amazon’s partnership with Palantir, the subject of employee and customer protests, enables Immigration and Customs Enforcement to identify, detain, and deport individuals and families, often violating human rights.4

Companies use “Know Your Customer” (KYC) due diligence to evaluate and mitigate clients’ potential risks. For example, financial services companies use KYC to prevent money laundering. Companies selling high-risk technologies might consider using similar processes, with participation from civil rights experts and impacted stakeholders, to assess customers’ suitability, human rights record, and likely end use of products.

Amazon’s surveillance technologies compound historical and systemic inequity, including disproportionate use of surveillance on communities of color, even if used according to Amazon’s guidelines. Customers may use technologies in ways Amazon warns against, as happened with an Oregon Sherriff’s [sic] office use of Rekognition,5 and this may violate rights.

Amazon partners with over 600 police departments, providing police with access to Ring doorbell video surveillance data. Amazon is contemplating integrating face surveillance capabilities into Ring.6 Senator Markey’s investigation on Ring found Amazon has “no oversight/compliance mechanisms” to protect consumers’ privacy rights.7 Amazon’s Neighbors application allows customers to post Ring footage, which police may request or subpoena. While Neighbors prohibits discrimination, racist speech is prevalent.8 Ring and Neighbors blur the line between private and government functions and enable a climate of fear and distrust by misleading customers to believe crime rates exceed actual levels.

While Amazon has adopted a Human Rights Policy, it lacks information on embedding, independent oversight, and applicability to end users. Amazon fails to disclose Conditions of Use agreements, efforts to evaluate customer compliance therewith, or analysis of said agreements’ effectiveness at preventing harmful use.

Inadequate due diligence around customers’ use of surveillance and cloud technologies presents privacy and data security risks, which the Sustainability Accounting Standards Board identifies as material for E-Commerce companies.

Amazon is responsible for ensuring its customers do not use surveillance and cloud products to violate human rights.

[1]	https://papers.ssrn.com/sol3/papers.cfm?abstract_id=3340898

[2]	https://www.ohchr.org/EN/NewsEvents/Pages/DisplayNews.aspx?NewsID=24736&LangID=E

[3]	https://www.nbcnews.com/tech/security/amazon-developing-high-tech-surveillance-tools-eager-customer-america-s-n1038426

[4]	https://investorsforhumanrights.org/investors-engaging-palantir-on-human-rights-risks;; [sic] https://www.businessinsider.com/amazon-employees-letter-protest-palantir-ice-camps-2019-7

[5]	www.washingtonpost.com/technology/2019/04/30/amazons-facial-recognition-technology-is-supercharging-local-police/

[6]	https://www.aclu.org/blog/privacy-technology/surveillance-technologies/amazons-disturbing-plan-add-face-surveillance-yo-0

[7]	https://www.markey.senate.gov/news/press-releases/senator-markey-investigation-into-amazon-ring-doorbell-reveals-egregiously-lax-privacy-policies-and-civil-rights-protections

[8]	https://www.vice.com/en_us/article/qvyvzd/amazons-home-security-company-is-turning-everyone-into-cops

End of Shareholder Proposal and Statement of Support

RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 6

Amazon recognizes the concerns that have been raised about how the technology and services offered by Amazon, including Amazon Web Services (“AWS”) and its image and video analysis technology and Ring and its home security products and services, could potentially be misused by customers. Amazon has taken steps to address these concerns, as outlined below.

When used properly and responsibly, the products and services offered by Amazon provide material benefits to society and the communities and organizations that use them. The potential for customers to misuse our technology, just as people may misuse technologies such as laptop computers, mobile phones, or cameras, should not prevent us from making that technology available. Since being introduced in 2016, non-profit, advocacy, and government groups have used AWS’s

26

SHAREHOLDER PROPOSALS

computer vision service to protect human rights, including tracking and stopping child exploitation and rescuing victims of human trafficking, as well as reuniting more than 100 missing children with their families. It has also been applied extensively to build educational apps for children, enhance security through multi-factor authentication, and identify suggestive or explicit website content in order to block or remove those images. Similarly, Ring strives to fulfill its mission to help make neighborhoods safer by assisting victims of domestic violence and helping reunite families with their missing loved ones.

Given these many positive applications, Amazon believes that technologies like computer vision and home security products should not be banned or condemned because of their potential misuse. Instead, we believe governments should work quickly to put in place a regulatory framework for facial recognition technology to ensure it is used appropriately, and we have proposed guidelines for a national legislative framework that help protect individual civil rights and ensure that customers are transparent in their application of the technology.

We take many steps to review and address concerns around potential misuse of our technologies. Set forth below are just a few examples of the measures we have taken:

AWS Services

•

All AWS customers must enter into a legal agreement with AWS that includes the AWS Acceptable Use Policy (the “Policy”).[3] The Policy prohibits use of AWS’s services “for any illegal, harmful, fraudulent, infringing or offensive use,” including “[a]ny activities that are illegal, that violate the rights of others, or that may be harmful to others, our operations or reputation.” This includes the violation of any laws related to privacy, discrimination, and civil rights. AWS may suspend or terminate services if it determines a customer is violating these terms.

•

The Policy also provides that we may investigate any violations of the Policy or misuse of the AWS website or any AWS services and allows us to remove, disable access to, or modify any content or resource that violates the Policy or any other agreement the customer has with AWS. Moreover, we reserve the right to report any activity that we suspect violates any law or regulation to appropriate law enforcement officials, regulators, or other appropriate third parties and to cooperate with appropriate law enforcement agencies, regulators, or other appropriate third parties to help with the investigation and prosecution of illegal conduct.

•

We provide a website and e-mail address where any person can report suspected abuse, and AWS employs trained staff that review every report that is received. In the three-plus years AWS has been offering its computer vision service, AWS has not received a single report of the service being used in the harmful manner posited in the proposal. In addition, the Policy also requires customers to immediately notify us and provide us with any assistance (if requested) to stop or remedy any violation of the Policy.

•

AWS dedicates significant resources to testing, auditing, and improving its technology so that it is constantly learning and improving accuracy, including providing diverse perspectives on development teams, using training data sets that reflect gender, racial, ethnic, religious, and cultural diversity, and incorporating feedback from third parties.

•

AWS provides guidance to customers on best practices for utilizing and analyzing the results from using our computer vision technology, particularly in public safety use cases. For example, AWS recommends that customers using facial recognition features of our computer vision technology use a 99% confidence/similarity threshold in scenarios where highly accurate facial matches are important, such as when used in law enforcement, and that human reviewers verify the system’s results before decisions are made.

•

As noted above and in our published positions, Amazon believes governments should work quickly to put in place a regulatory framework for facial recognition technology.[4] In support of this effort, we have proposed guidelines for a national legislative framework that help protect individual civil rights and ensure that customers are transparent in their application of the technology.[5] AWS engages with a large number of diverse stakeholders on these issues, including civil society groups, academia, policymakers, and law enforcement officials.

Ring Products and Services

•

The Neighbors App by Ring is a free application designed to help community members connect and stay informed about their communities. Users can upload videos, photos, or text-based posts to the Neighbors App to publicly share crime and

[3]	Available at https://aws.amazon.com/aup.

[4]	See https://www.aboutamazon.com/our-company/our-positions.

[5]	See https://aws.amazon.com/blogs/machine-learning/some-thoughts-on-facial-recognition-legislation/.

2020 Proxy Statement	27

SHAREHOLDER PROPOSALS

safety-related information with their communities. Users also have the option to provide information if local police ask the community for assistance with an investigation. Ring designed the Neighbors App to protect user privacy. In particular, users choose whether to share videos or other information if local police ask the community for assistance with an investigation, and can opt out of requests. In addition, when local police ask for such assistance, the communication is routed through Ring. This ensures that local police do not know who received the communication or who declined to assist and that user information is not shared unless the user affirmatively decides to do so.

•

Ring also imposes strict limitations on local police when they ask the community for assistance in an investigation. For example, local police may only seek assistance with the investigation of a specific crime and must supply the case number. Additional safeguards include: restricting local police to only asking for videos recorded during a specified 12 hour period, such as noon to midnight, in a given day; requiring a minimum 0.025 square mile and maximum 0.5 square mile geographic region each time local police ask for assistance to avoid targeting specific residents or broad geographic requests; prohibiting local police from asking for video recordings more than 45 days after the incident under investigation took place; and requiring that local police submit their request for assistance individually, not “batched.” Further, in order to promote transparency, Ring has disclosed the number and type of law enforcement requests for user information (e.g., subpoenas, search warrants, and other court orders) processed in 2019 (see https://blog.ring.com/2020/03/27/law-enforcement-informationrequests/).

•

Ring has taken steps to prevent racial profiling and other forms of prejudice on the Neighbors App. Ring requires all Neighbors App users to agree to community guidelines, which prohibit racial profiling, hate speech, and other forms of discrimination. To monitor compliance with these standards, Ring also invests heavily in manual and automated content moderation and has a dedicated group of Ring team members proactively moderating Neighbors App content and working to remove prohibited content prior to appearing on the app, 24 hours a day, seven days a week. In addition, Neighbors App users can flag incorrect or inappropriate content directly in the app. The moderation team will remove the flagged content if they determine that the content violates community guidelines.

Our Board also actively oversees potential risks related to our operations, including through periodic briefings to our Board’s committees. Under its charter, the Nominating and Corporate Governance Committee, which is comprised of directors with experience in emerging technologies and public policy, is given responsibility for overseeing and monitoring the Company’s policies and initiatives relating to corporate social responsibility, including human rights and ethical business practices, and related risks most relevant to the Company’s operations and engagement with customers, suppliers, and communities.

In light of our commitment to customer trust, privacy, and security, and the policies and restrictions we have in place, the Board recommends that shareholders vote against this proposal.

The Board of Directors recommends a vote “AGAINST” this proposal requesting a report on customer use of certain technologies.

ITEM 7—SHAREHOLDER PROPOSAL REQUESTING A REPORT ON POTENTIAL CUSTOMER MISUSE OF CERTAIN TECHNOLOGIES

Beginning of Shareholder Proposal and Statement of Support:

Whereas, Amazon Web Services markets and sells to government a facial recognition system (Rekognition), that may pose significant financial risks due to privacy and human rights implications;

Human and civil rights organizations are concerned that facial surveillance technology may violate civil rights by unfairly and disproportionately targeting and surveilling people of color, immigrants and civil society organizations;

Nearly 70 organizations asked Amazon to stop selling Rekognition, citing its role enabling “government surveillance infrastructure”;

Hundreds of Amazon employees petitioned Amazon’s Chief Executive Officer to stop providing Rekognition to government, a practice detrimental to internal company cohesion, morale, and undermining employees’ commitment to retail customers by placing those customers at risk of warrantless, discriminatory surveillance, as Amazon faced year-long protests after reportedly pitching Rekognition to Immigration and Customs Enforcement;

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SHAREHOLDER PROPOSALS

The American Civil Liberties Union found Rekognition matched 28 members of Congress, incorrectly identifying them as individuals who have been arrested for a crime, and later found Rekognition falsely matched 1 in 5 California lawmakers, while other research shows Rekognition is worse at identifying black women than white men and misgenders nonbinary people;

Led by San Francisco, multiple cities have banned government facial recognition and multiple state legislatures have proposed legislation reining in facial recognition;

There is little evidence our Board of Directors, as part of its fiduciary oversight, has rigorously assessed risks to Amazon’s financial performance associated with privacy and human rights threats to customers and other stakeholders;

Amazon announced Rekognition detects all “seven emotions”, including “Fear”. If sold to government, the technology could be used to repress dissenters and produce errors, discrimination and harm;

At the 2019 Amazon shareholders meeting, a similar proposal was introduced and received approximately 28% of shareholder support;

Resolved: Shareholders request the Board of Directors commission an independent study of Rekognition and report to shareholders regarding:

•

The extent to which such technology may endanger, threaten or violate privacy and/or civil rights, and unfairly or disproportionately target or surveil people of color, immigrants and activists in the United States;

•

The extent to which such technologies may be marketed and sold to authoritarian or repressive governments, including those identified by the United States Department of State Country Reports on Human Rights Practices;

•	The potential loss of good will and other financial risks associated with these human rights issues;

The report should be produced at reasonable expense, exclude proprietary or legally privileged information, and be published no later than September 1st, 2020.

Supporting Statement

We believe the Board of Director’s fiduciary duty of care extends to thoroughly evaluating the impacts on reputation and shareholder value, of any facial recognition technology Amazon develops, produces or markets on which significant concerns are raised regarding the danger to civil and privacy rights of customers and stakeholders.

End of Shareholder Proposal and Statement of Support

RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 7

Amazon recognizes the concerns that have been raised about how facial recognition could be used to discriminate and violate civil rights and has taken steps to address these concerns, which are outlined below. It is important to note that in the three-plus years AWS has been offering Amazon Rekognition, AWS has not received a single report of Amazon Rekognition being used in the harmful manner posited in the proposal. When used properly and responsibly, facial recognition technology significantly reduces the amount of time needed to identify people or objects in photos and video, making it an effective tool for business purposes as well as for law enforcement and government agencies to catch criminals, prevent crime, and find missing people.

Amazon believes that new technologies like facial recognition technology should not be banned or condemned because of their potential misuse. Instead, we believe governments should work quickly to put in place a regulatory framework for facial recognition technology to ensure it is used appropriately, and we have proposed guidelines for a national legislative framework that help protect individual civil rights and ensure that customers are transparent in their application of the technology. We also value open dialogue, and in this regard, we believe that the third-party tests cited above by the shareholder proponent do not fairly or honestly address Amazon’s Rekognition technology. While the advocacy group publishing the tests has not published its data set, methodology, or results in detail, using information made available publicly, we have demonstrated that the technology was not used properly (for example, by using an 80% confidence

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SHAREHOLDER PROPOSALS

threshold when we recommend a 99% threshold in scenarios where highly accurate facial matches are important, such as when used in law enforcement). When we have attempted to re-create their tests using the service correctly, the misidentification rate dropped to zero despite the fact that we used a much larger dataset of faces.6

Amazon Rekognition’s technology can be used to help identify objects, people, text, scenes, and activities, as well as to detect inappropriate content. Customers provide images and video they want to have analyzed, and Amazon Rekognition analyzes the customer’s images or video and returns an output, including a confidence score indicating how accurate the service believes the output to be. Since being introduced in 2016, non-profit, advocacy, and government groups have used Amazon Rekognition to protect human rights, including tracking and stopping child exploitation and rescuing victims of human trafficking, as well as reuniting more than 100 missing children with their families. It has also been applied extensively to build educational apps for children, enhance security through multi-factor authentication, and identify suggestive or explicit website content in order to block or remove those images, among numerous other examples.

We recognize the concerns about risks related to how customers could potentially misuse the results generated by our technology, just as people may misuse laptop computers, mobile phones, video cameras, or many other technologies. Accordingly, Amazon takes many steps to review and address concerns around potential misuse related to the use of Amazon Rekognition, including the following:

•

As a condition to using Amazon Rekognition, a customer (including any government or law enforcement customer) must enter into a legal agreement with AWS that includes the AWS Acceptable Use Policy, which prohibits use of AWS’s services “for any illegal, harmful, fraudulent, infringing or offensive use,” including “[a]ny activities that are illegal, that violate the rights of others, or that may be harmful to others, our operations or reputation.”[7] This includes the violation of any laws related to privacy, discrimination, and civil rights. AWS may suspend or terminate access to Amazon Rekognition if it determines a customer is violating these terms.

•

AWS provides a website and e-mail address where any person can report suspected abuse, and AWS employs trained staff that review every report that is received. Again, in the three-plus years AWS has been offering Amazon Rekognition, AWS has not received a single report of Amazon Rekognition being used in the harmful manner posited in the proposal.

•

AWS dedicates significant resources to testing, auditing, and improving its technology so that it is constantly learning and improving accuracy, including providing diverse perspectives on development teams, using training data sets that reflect gender, racial, ethnic, religious, and cultural diversity, and incorporating feedback from third parties.

•

AWS provides guidance to customers on best practices for utilizing and analyzing the results from using facial recognition technology, particularly in public safety use cases. For example, AWS recommends that customers use a 99% confidence/similarity threshold in scenarios where highly accurate facial matches are important, such as when used in law enforcement, and that human reviewers verify the system’s results before decisions are made. AWS also recommends customers be transparent about the use of face detection and recognition systems, including, to the extent possible, informing end users about the use of these systems, obtaining consent for that use, and providing a means for end users to provide helpful feedback for the system’s improvement.[8]

•

As noted above and in our published positions statement, Amazon believes governments should work quickly to put in place a regulatory framework for facial recognition technology.[9] In support of this effort, we have proposed guidelines for a national legislative framework that help protect individual civil rights and ensure that customers are transparent in their application of the technology.[10] AWS engages with a large number of diverse stakeholders on these issues, including civil society groups, academia, policymakers, and law enforcement officials.

•

We believe it is important that there be standardized testing and benchmarks for facial recognition. AWS encourages and supports the development of independent standards for facial recognition technology by entities like the National Institute of Standards and Technology (“NIST”), including efforts by NIST and other independent and recognized research organizations and standards bodies to develop tests that support cloud-based facial recognition software. We are engaging with NIST and other stakeholders to offer our direct assistance towards this effort. We also support efforts by members of the academic community to establish independent and trusted criteria, benchmarks, and evaluation protocols around facial recognition services.

[6]	See https://aws.amazon.com/blogs/aws/thoughts-on-machine-learning-accuracy/.

[7]	Available at https://aws.amazon.com/aup.

[8]	Available at https://docs.aws.amazon.com/rekognition/latest/dg/rekognition-dg.pdf.

[9]	Available at https://www.aboutamazon.com/our-company/our-positions.

[10]	Available at https://aws.amazon.com/blogs/machine-learning/some-thoughts-on-facial-recognition-legislation/.

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Our Board also actively oversees potential risks related to our operations, including through periodic briefings to our Board’s committees. Under its charter, the Nominating and Corporate Governance Committee, which is comprised of directors with experience in emerging technologies and public policy, is given responsibility for overseeing and monitoring the Company’s policies and initiatives relating to corporate social responsibility, including human rights and ethical business practices, and related risks most relevant to the Company’s operations and engagement with customers, suppliers, and communities.

In light of our commitment to customer trust, privacy, and security; the material benefits to both society and organizations of Amazon Rekognition’s image and video analysis capabilities; and our ongoing efforts to address potential misuse of Amazon Rekognition, the Board recommends that shareholders vote against this proposal.

The Board of Directors recommends a vote “AGAINST” this proposal requesting a report on potential customer misuse of certain technologies.

ITEM 8—SHAREHOLDER PROPOSAL REQUESTING A REPORT ON EFFORTS TO RESTRICT CERTAIN PRODUCTS

Beginning of Shareholder Proposal and Statement of Support:

On average, 250,000 hate crimes were perpetrated in America each year between 2004 and 2015 according to the Bureau of Justice Statistics, which defines hate crimes as “crimes that the victim perceived to be motivated by bias due to the victim’s race, ethnicity, disability, sexual orientation, or religion.” (https://bit.ly/2vO6T0c) Hate crimes appear to be on the rise (https://wapo.st/2zNrNM4), and some have suggested that online hate speech, which Merriam-Webster defines as speech expressing hatred of a particular group of people, can weaken inhibitions against harmful acts. (https://ti.me/2qtvdzh)

Amazon.com, Inc.’s (“Amazon’s”) Offensive Products policies state that “Amazon does not allow products that promote, incite or glorify hatred, violence, racial, sexual or religious intolerance or promote organizations with such views.” (https://amzn.to/2WZTa0q, accessed November 9, 2019)

Unfortunately, this policy appears to be applied inconsistently, which may indicate a lack of clear internal policies and effective controls. A 2018 report found racist, Islamophobic, homophobic and anti-Semitic items on Amazon’s platforms. (https://bit.ly/2NxgaRk) While Amazon removed some products after the report’s publication, as of November 2019, searches on Amazon.com showed that controversial products continue to be available. A search for “Kek,” a satirical religion associated with the white nationalist movement, returned results for multiple items. In December 2019, Huffpost reported that Holocaust-themed items, including ornaments and mouse pads, were available on Amazon, some with a seller description reading “Massacre Auschwitcz [sic] Birkenau Jewish Death.” (https://bit.ly/2PuF1VX)

Amazon’s Offensive Products policies do not apply to books, music, video and DVD. According to a recent report, with respect to these products, Amazon’s algorithm for product search proactively directs customers who search for white supremacist or other extremist content to additional extremist content. (https://bit.ly/332jgBy)

Facilitating the sale of offensive products could expose Amazon to reputational damage and impair relationships with key stakeholders. This is particularly true as Amazon continues to pursue growth in diverse and culturally complex international markets.

Other companies, including Ryanair and Waffle House, have faced boycotts for failing to address racism encountered by customers. Both Germany and the European Union have enacted laws restricting hate speech. For instance, a German law requires the removal of hate speech within 24 hours and levies fines against companies that do not comply.

Amazon’s employees may feel uncomfortable aiding in the dissemination of hateful materials and employees belonging to targeted groups may feel unsupported by Amazon. According to research published in the Harvard Business Review, disengaged employees have 37% higher absenteeism, 49% more accidents, and 18% lower productivity. (https://bit.ly/37wmmRV)

2020 Proxy Statement	31

SHAREHOLDER PROPOSALS

Resolved:

Investors request that Amazon report on its efforts to address hate speech and the sale or promotion of offensive products throughout its businesses. The report should be produced at reasonable cost, exclude proprietary information and discuss Amazon’s process for developing policies to address hate speech and offensive products, including the experts and stakeholders with whom Amazon consulted, and the enforcement mechanisms it has put in place, or intends to put in place, to ensure hate speech and offensive products are effectively addressed.

End of Shareholder Proposal and Statement of Support

RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 8

We take seriously our commitment to diversity and respect for people from all backgrounds, including gender, race, ethnicity, religion, sexual orientation, disability, and other dimensions of diversity, which are enduring values for us as reflected in a number of Company policies.11 We recently reaffirmed this commitment in our Global Human Rights Principles and the statement of our positions.12 This commitment extends not only to our workforce,13 but to the customer experience as well. Our policies prohibit the sale of products that promote, incite, or glorify hatred, violence, racial, sexual, or religious intolerance or promote organizations with such views. It is also our policy to remove listings that graphically portray violence or victims of violence. We maintain these policies to ensure a welcoming environment for our global customers and selling partners to do business while offering the widest selection of items on earth. We strive to promote trust and respect, as well as adherence to the law. If we find that a seller has supplied a product in violation of our offensive products policies, we take corrective actions, as appropriate, including but not limited to immediately suspending or terminating seller privileges, destroying inventory in our fulfillment centers, and permanent withholding of payments (as applicable).

An example of these policies is our “Offensive and Controversial Materials” policy, which is available at https://sellercentral.amazon.com/gp/help/external/200164670. As stated in that policy, “[w]e exercise judgment in allowing or prohibiting listings and we keep our global community of customers and cultural differences and sensitivities in mind when reviewing and making a decision on products” and reserve the right to determine the appropriateness of listings on our website.

We have, and will continue to develop and implement, processes to enforce compliance with our offensive products policies. Our Offensive Products team covers global operations and monitors information about potentially offensive products from various sources including customer contacts, social media posts, and the press. This process is global and involves obtaining multiple internal perspectives from both senior leadership and global points of contact. To support our efforts to enforce offensive products policies, we have developed (and continue to iterate on and monitor the effectiveness of) automated systems, which may also trigger a manual review for ambiguous cases, to remove products that violate our policies. Once we become aware of products that violate our policies, we remove them quickly and then scan our vast catalog every five minutes to identify any products that sellers might attempt to list in violation of our policies. Under the processes outlined above, we have blocked or removed hundreds of thousands of product listings from our stores during the past 12 months, including products that promote, incite, or glorify hatred, violence, racial, sexual, or religious intolerance or promote organizations with such views.

While we use sophisticated tools to implement our policies, we recognize that we are not able to stop all bad actors. As a result, we provide a number of ways for regulatory agencies, industry organizations, customers, and our customer service teams to report products that may be in violation of our policies. When we receive these reports, we investigate the complaints, remove products that violate our policies, and take appropriate remedial action against sellers.

[11]

See, e.g., Amazon.com Code of Business Conduct and Ethics, https://ir.aboutamazon.com/corporate-governance/documents-charters/code-business-conduct-and-ethics (“Amazon.com provides equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. For more information, see the Amazon.com policies on Equal Employment Opportunity and Workplace Harassment in the Amazon.com Owner’s Manual.”).

[12]	See https://sustainability.aboutamazon.com/governance/amazon-global-human-rights-principles; https://www.aboutamazon.com/our-company/our-positions.

[13]

Independent data continues to show that Amazon is a sought after and great place to work. LinkedIn’s 2019 Top Companies List recognized Amazon as one of the most desirable places to work in nine different counties: the U.S., U.K., Australia, India, Japan, China, Canada, Germany, and Mexico (see https://blog.aboutamazon.com/working-at-amazon/amazon-recognized-as-a-linkedin-top-company-in-nine-countries).

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For the foregoing reasons, the Board recommends that shareholders vote against this proposal.

The Board of Directors recommends a vote “AGAINST” this proposal requesting a report on efforts to restrict certain products.

ITEM 9—SHAREHOLDER PROPOSAL REQUESTING A MANDATORY INDEPENDENT BOARD CHAIR POLICY

Beginning of Shareholder Proposal and Statement of Support:

RESOLVED: Shareholders of Amazon.com Inc. (“Amazon” or the “Company”) urge the Board of Directors (the “Board”) to adopt a policy to require that the Chair of the Board shall be an independent director who has not previously served as an executive officer of the Company.

This policy should be implemented so as not to violate any contractual obligations, with amendments to the Company’s governing documents as needed. The policy should also specify the process for selecting a new independent Chair if the current Chair ceases to be independent between annual meetings of shareholders. Compliance with the policy may be excused if no independent director is available and willing to be Chair.

SUPPORTING STATEMENT

Amazon’s Chief Executive Officer (CEO) Jeff Bezos also serves as Board Chair. We believe the combination of these two roles in a single person weakens a corporation’s governance, which can harm shareholder value. In our view, the Board’s oversight of management can be diminished when the Board Chair is not an independent director.

According to Institutional Shareholder Services, “the past decade has witnessed a significant rise in the number of companies with independent Chairs and a corresponding decline in the prevalence of combined CEO-Chairs” and that “the percentage of S&P 500 companies with an independent Chair has doubled, from 15 percent of firms in 2008 to 31 percent of companies in 2018.”i

According to Glass Lewis, “shareholders are better served when the board is led by an independent chairman who we believe is better able to oversee the executives of the Company and set a pro-shareholder agenda without the management conflicts that exists when a CEO or other executive also serves as chairman.”ii

An independent Board Chair will be particularly useful at Amazon to provide more robust oversight of risk, including on environmental, social, and governance issues. We believe that an independent Board Chair will strengthen the ability of the Board to provide objective feedback to the CEO and enhance management accountability.

Amazon has faced increasing criticism over its relationships with key constituencies, such as its workersiii and the communities in which it operates.iv Amazon’s surveillance technology has provoked concern from civil rights organizations,v while its management team has attracted public scrutiny for its lack of female representation.vi

These various controversies and operating challenges may have resulted from Amazon’s rapid growth, but they also threaten to damage our Company’s corporate reputation and financial performance. In our view, an independent Board Chair would more likely result in improved policies and practices to mitigate these business risks.

For these reasons, we urge you to vote FOR this resolution.

[i]	Independent Board Leadership Matters: Evidence from Governance Practices, ISS, November 9, 2018, available at https://www.issgovernance.com/library/independent-board-leadership-matters/

ii	https://www.glasslewis.com/wp-content/uploads/2016/03/2016-In-Depth-Report-INDEPENDENT-BOARD-CHAIRMAN.pdf

iii	https://gizmodo.com/amazons-aggressive-anti-union-tactics-revealed-in-leake-1829305201; https://www.vice.com/en_uk/article/7xm4dy/ambulances-were-called-to-amazon-warehouses-600-times-in-three-years

iv	https://www.nytimes.com/2019/02/14/opinion/amazon-hq2-new-york.html; hftps://www.theatlantic.com/ideas/archive/2018/11/amazons-hq2-spectacle-should-be-illegal/575539/

[v]	https://www.forbes.com/sites/thomasbrewster/2018/05/22/amazon-now-sells-facial-recognition-to-american-police/#4eb5e9c54b58;
https://www.nydailynews.com/news/national/ny-news-amazon-tech-companies-transforming-immigration-enforcement-20181023-story.html

2020 Proxy Statement	33

SHAREHOLDER PROPOSALS

vi

https://www.inc.com/huffington-post/big-problem-with-amazon-pay-gap-ratio-of-male-to-female-employees.html; https://www.vox.com/2017/10/21/16512448/amazon-gender-diversity-leadership-executives-jeff-bezos

End of Shareholder Proposal and Statement of Support

RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 9

The Board is committed to strong, independent leadership of the Board. The independent directors on the Board have appointed a lead director from the Board’s independent directors, currently Jonathan J. Rubinstein, to promote independent leadership of the Board and address the purported governance concerns listed in the shareholder proposal. The lead director presides over the executive sessions of the independent directors, chairs Board meetings in the Chair’s absence, works with management and the independent directors to approve agendas, schedules, information, and materials for Board meetings, and is available to engage directly with major shareholders where appropriate. In addition, the lead director confers from time to time with the Chair of the Board and the independent directors and reviews, as appropriate, the annual schedule of regular Board meetings and major Board meeting agenda topics. The guidance and direction provided by the lead director reinforce the Board’s independent oversight of management and contribute to communication among members of the Board. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues and helps us operate in the long-term interests of shareholders, while maintaining a strong, independent perspective.

While the proposal argues that an independent Chair would provide more robust oversight of risk, including on environmental, social, and governance issues, we believe the Company already handles these issues appropriately. The Board has delegated oversight of environmental, social, and governance issues, and related risks, to its committees. Specifically, the Nominating and Corporate Governance Committee oversees and monitors the Company’s policies and initiatives relating to corporate social responsibility, including human rights and ethical business practices, and related risks most relevant to the Company’s operations and engagement with customers, suppliers, and communities, other than with respect to human capital management matters, which are overseen by the Leadership Development and Compensation Committee, and compliance and controls matters, which are overseen by the Audit Committee.

In addition, the Board believes flexibility in board leadership structure is more suitable for us than a rigid and prescriptive approach. Instead, this proposal, if implemented, would require the Board to immediately remove Mr. Bezos from his position as Chair, rather than allowing the Board to, for example, assess the issue from time to time in the future. We do not believe that such an immediate transition would be in the best interests of Amazon or our shareholders. Our directors have a fiduciary duty to routinely evaluate and determine the most appropriate leadership structure for Amazon and its shareholders in light of our specific characteristics or circumstances at any given time. Accordingly, our governing documents provide the Board with the flexibility to determine the optimal leadership structure for Amazon, including, when appropriate, separating the positions of Chair of the Board and CEO. The Board believes that Amazon and its shareholders benefit from this flexibility, and that the directors are best positioned to lead this evaluation given their knowledge of our leadership team, strategic goals, opportunities, and challenges.

The Board has determined that at the present time shareholders and the Board are best served by having Mr. Bezos serve as the Chair of the Board. This is due in part to Mr. Bezos’ significant ownership stake in Amazon since its founding in 1994, which provides a long-term focus that benefits the Board’s decision-making and aligns his interests with those of other long-term shareholders. In this regard, our stock has significantly outperformed the S&P 500 over the last 3, 5, and 10-year periods. For example, over the last five years, between January 2015 and December 2019, our stock has increased approximately 495% while the S&P 500 has risen approximately 57%. In addition, in November 2019 the Drucker Institute recognized the effectiveness of our management team by naming Amazon America’s best-managed company in its Management Top 250 ranking, which assesses corporate performance on the following principles: customer satisfaction, employee engagement and development, innovation, social responsibility, and financial strength.14 We are at or near the top of other customer experience and reputation surveys, including ranking in the top ten of the Harris Poll Reputation

[14]	See https://www.wsj.com/articles/the-best-managed-companies-of-2019and-how-they-got-that-way-11574437229; https://www.drucker.institute/2019-drucker-institute-company-ranking/.

34

SHAREHOLDER PROPOSALS

Quotient eleven years running, top ten of the American Customer Satisfaction Index ten years running, top five of the Fortune World’s Most Admired Companies nine years running, and one of the LinkedIn Top Companies in nine countries in 2019.15

Further, in the last few years, the Company has taken a leadership position on many environmental and social issues, including raising our minimum wage in the U.S. to $15 an hour, announcing and co-founding The Climate Pledge, building a first-of-its-kind family shelter (the largest in Washington State) within an Amazon office building in the center of our headquarters opening in 2020,16 making a $700 million commitment to upskill 100,000 employees in the U.S. in response to the changing American workforce,17 and funding computer science courses for more than 2,000 high schools and 100,000 students through the Amazon Future Engineers program.18 Amazon has been transparent about its most carefully considered and deeply held positions – including LGBTQ+ rights, immigration reform, federal minimum wage, and more – and published them in 2019 to provide customers, investors, policymakers, employees, and others our views on important issues.19

We believe that it is important for the Board to continue to determine on a case-by-case basis the most effective leadership structure for us, rather than take a rigid approach to board leadership, as called for by the shareholder proposal. In addition, in reviewing this proposal, the Board took into consideration relevant benchmarking data and concluded that the proposal’s approach is not common practice. For example, as noted in the proposal’s supporting statement, as of 2018, only 31% of S&P 500 companies had an independent chair.20 In addition, our existing corporate governance practices reinforce the Board’s alignment with, and accountability to, shareholders. The Board’s committee charters delineate the significant authority and responsibilities of the Board committees, and the Board as well as its committees can retain outside advisors to assist in the performance of their duties. Other current governance practices include annual election of directors, majority voting for each director, proxy access, an annual director evaluation process, shareholders’ right to call special meetings at which they can nominate director candidates or propose other business, shareholders’ ability to submit names of director candidates directly to the Board for consideration, and shareholders’ ability to communicate directly with the Board in the manner described in our Board of Directors Guidelines on Significant Corporate Governance Issues.

For the foregoing reasons, the Board recommends that shareholders vote against this proposal.

The Board of Directors recommends a vote “AGAINST” this proposal requesting a mandatory independent board chair policy.

ITEM 10—SHAREHOLDER PROPOSAL REQUESTING AN ALTERNATIVE REPORT ON GENDER/RACIAL PAY

Beginning of Shareholder Proposal and Statement of Support:

Gender/Racial Pay Equity

Whereas: The World Economic Forum estimates the gender pay gap costs the economy 1.2 trillion dollars annually. The median income for women working full time in the United States is 80 percent that of men. This disparity can equal half a million dollars over a career. Intersecting race, the gap for African American and Latina women is 60 percent and 55 percent. At the current rate, women overall will not reach pay equity until 2059, African American women until 2130, and Latina women until 2224.

[15]	See https://www.aboutamazon.com/our-company/select-awards-and-recognition.

[16]	See https://blog.aboutamazon.com/community/building-a-home-with-heart.

[17]	See https://www.aboutamazon.com/working-at-amazon/upskilling-2025.

[18]	See https://press.aboutamazon.com/news-releases/news-release-details/amazons-future-engineer-program-now-funding-computer-science.

[19]	See https://www.aboutamazon.com/our-company/our-positions.

[20]	See Independent Board Leadership Matters: Evidence from Governance Practices, ISS, November 9, 2018, available at https://www.issgovernance.com/library/independent-board-leadership-matters/.

2020 Proxy Statement	35

SHAREHOLDER PROPOSALS

Research suggests diverse leadership leads to superior stock performance and return on equity. McKinsey states, “the business case for the advancement and promotion of women is compelling.” Best practices include “tracking and eliminating gender pay gaps.”

Women account for 41.7 percent of our company’s workforce, but only 26.8 percent of leadership. Actively managing pay equity “is associated with higher current female representation at the professional through executive levels and a faster trajectory to improved representation.”

Assessing if a company has pay gaps requires analyzing both equal pay and equal opportunity by using adjusted and unadjusted (median) pay data. The objective of this proposal – median pay gap disclosure – addresses the structural bias affecting the jobs women and minorities hold, when white men hold most higher paying jobs. It is the key metric used by the Organization for Economic Cooperation and Development, World Economic Forum, and United States Department of Labor.

Companies have begun reporting statistically adjusted equal pay numbers, assessing the pay of men and women, minorities and non-minorities, performing similar jobs, but ignore unadjusted median pay gaps. Amazon reports women earn, excluding equity, 99.5 percent the compensation received by men and minorities earn 98.5 percent the compensation received by non-minorities on an equal pay basis. Yet, that adjusted number is only half the story, failing to consider how discrimination affects opportunity.

The United Kingdom mandates disclosure of median gender pay gaps. Amazon reported no median base pay gap and a 3.4 percent bonus gap in the United Kingdom, but has not published its global median pay gap.

Public policy risk is of concern. The Paycheck Fairness Act pends before the United States Congress. California, Massachusetts, New York, and Maryland have strengthened pay legislation. The Congressional Joint Economic Committee reports 40 percent of the wage gap may be attributed to discrimination.

Resolved: Shareholders request Amazon report on the company’s global median gender/racial pay gap, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.

The gender pay gap is the difference between male and female median earnings as a percentage of male earnings (Organization for Economic Cooperation and Development).

Supporting Statement: A report adequate for investors to assess company strategy and performance would include the percentage global median pay gap between male and female employees across race and ethnicity, including base, bonus and equity compensation.

End of Shareholder Proposal and Statement of Support

RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 10

We believe that people should receive equal pay for equal work, regardless of gender or race, and we are committed to compensating our employees fairly and equitably. Since at least 2016, Amazon has reported on key workforce demographics, including providing information on its gender pay gap on an annual basis. Our reported gender and minority pay statistics demonstrate that Amazon pays its employees comparably when analyzing the work of people performing the same jobs. When evaluating 2019 compensation in the U.S., our reported data demonstrates that women earned 99.3 cents for every dollar that men earned performing the same jobs, and minorities earned 99.1 cents for every dollar that white employees earned performing the same jobs.21

We are strongly committed to increasing gender and racial diversity, including among our leadership ranks as disclosed on our diversity website. We believe “[d]iversity and inclusion are good for business—and more fundamentally—simply right,”22

[21]	See https://www.aboutamazon.com/working-at-amazon/diversity-and-inclusion/our-workforce-data.

[22]	See https://www.aboutamazon.com/our-company/our-positions.

36

SHAREHOLDER PROPOSALS

and, as our CEO has stated, “[t]hese are enduring values for us—and nothing will change that.” We are continuing to invest in our efforts to bring more women and minorities into leadership positions at Amazon—we have teams in every business and in executive recruiting dedicated to hiring diverse talent, we participate in events and partnerships with groups like AnitaB.org, GEM Consortium Fellows, AfroTech, Lesbians Who Tech, Girls in Tech, and the American Indian Science and Engineering Society, and we invest in several programs to assist diverse leaders to advance into more senior roles.

We also believe it is critical that we increase opportunity for underrepresented groups to enter the technology workforce. To find the best talent for technical and non-technical roles, we actively partner with academic institutions that reach underrepresented communities. Some examples of our efforts to recruit women globally and underrepresented racial/ethnic minority talent in the U.S. include recruiting from diverse colleges and universities (including Historically Black Colleges and Universities (“HBCUs”), Hispanic Serving Institutions, women’s colleges, and tribal colleges), hosting hiring fairs within underrepresented communities around the world, and committing to the HBCU Partnership Challenge to support greater engagement between private companies and HBCUs. Amazon’s Student Programs also offer internships across Amazon’s business units and look for interns through campus organizations like the National Society of Black Engineers, the Society of Hispanic Professional Engineers, Society of Women Engineers, American Indian Science and Engineering Society, and others.23 As another example, Amazon Amplify is a program designed to increase the number of women in technology and innovation jobs in our U.K. business.

We also know that the American workforce is changing—there’s a greater need for technical skills in the workplace than ever before, and a huge opportunity for people with the right skills to move into better paying jobs. Amazon already leads the way in pay with a $15 minimum wage, and offers competitive benefits to our employees, like healthcare from day one and up to 20 weeks of parental leave. In 2019, Amazon announced it will invest $700 million in upskilling training programs designed to provide our employees access to the education and training they need to grow their careers. This new initiative will provide 100,000 Amazon employees with access to training programs in high-demand areas like medicine, cloud computing, and machine learning.

In 2017, Amazon pioneered a progressive parental leave policy in the U.S., which provides new birth or adoptive parents, regardless of gender, who have worked for the Company for at least a year with six weeks of paid parental leave. Birth parents may take up to 14 weeks of fully paid disability leave (four weeks prior to birth and eight weeks following birth) in addition to their six weeks of parental leave. Parental leave benefits apply to all full-time hourly and salaried employees, including our customer service and fulfillment center workers. For Amazonians whose spouses’ jobs don’t provide paid leave, Amazon offers Leave Share – an innovative program that enables employees to share any amount of their unused parental leave with their partner. Amazon also offers a way for new parents to ease back to work, through Ramp Back, which is eight weeks of optional, flexible, reduced work hours.

In addition to our hiring efforts, we are investing in building the next generation of technical leaders by providing broader access to STEM education. We have committed $50 million to support computer science and STEM programs for underserved and underrepresented communities. Our Amazon Future Engineer program is a comprehensive childhood-to-career initiative to inspire, educate, and train children and young adults from underserved and underrepresented communities to pursue careers in computer science. We aim to inspire more than 10 million kids each year to explore computer science through coding camps and online lessons, fund introductory and Advanced Placement courses in computer science for over 100,000 young people in 2,000 low-income high schools across the U.S., award 100 students from underserved communities pursuing degrees in computer science four-year $10,000 annual scholarships and offer internships at Amazon to provide students work experience. We also work with organizations like Code.org and Ada Developers Academy to promote diversity in the STEM pipeline. Other organizations with which we partner to inspire young girls in tech include Girls’ Brigade Singapore and Technovation Spain.

As noted above, for 2019 compensation in the U.S., we report that women earned 99.3 cents for every dollar that men earned performing the same jobs, and minorities earned 99.1 cents for every dollar that white employees earned performing the same jobs. Reporting an unadjusted global median pay gap statistic annually would not advance our deep commitment to ensuring equal pay for equal work. An unadjusted global median pay statistic does not account for differences in pay practices across countries such as cost of living, job function, level, labor force participation rates, country currency, geography, and other factors that impact differences in compensation on a global basis. Furthermore, the

[23]	See https://www.aboutamazon.com/working-at-amazon/diversity-and-inclusion/hiring-the-best-talent.

2020 Proxy Statement	37

SHAREHOLDER PROPOSALS

unadjusted global median pay statistic does not provide the information our managers and leaders need to make hiring, promotion, and retention decisions in a way that drives representation of women and minorities in management and leadership roles. We believe that the global pay gap information that we review and disclose publicly each year, which incorporates these differences, provides a more accurate picture of our global pay policies and practices.

As reflected by our published pay information, we are committed to fairly and equitably compensating our employees. Our compensation policies and practices are designed to ensure that employees are compensated in accordance with their jobs and level, without regard to gender, race, or other protected categories. We ensure that our policies and practices are consistently implemented in accordance with the law by annually reviewing employee compensation.

Along with providing equitable compensation, we are deeply committed to creating an environment where all employees can be successful and thrive. Here too, the workforce demographics demonstrate that Amazon continues to make progress year over year. With more than 750,000 employees worldwide, we have increased the percentage of women and U.S. underrepresented racial/ethnic minorities across our tech and non-tech corporate roles over the past three years.

Our commitment to diversity and inclusion is further fostered by our ten employee-led Affinity Groups, reaching more than 40,000 employees in over 190 chapters globally. These include Amazon People with Disabilities, Amazon Women in Engineering, Asians@Amazon, the Black Employee Network, Body Positive Peers, Families@Amazon, glamazon, Indigenous@Amazon, Latinos@Amazon, Warriors@Amazon, Women@Amazon, and the Women in Finance Initiative. We also have innovative benefit offerings, and host annual and ongoing learning experiences, including our annual AmazeCon and Conversations on Race and Ethnicity (CORE) conferences. At AmazeCon, our largest global internal conference, Amazonians examine the intersection of gender with race, sexual orientation, disability status, veteran status, and other dimensions of diversity. This conference has included diversity-oriented talks from academics and external leaders on technology, entrepreneurship, entertainment, and leadership and includes Amazon-specific training programs focused on personal and team development. Our focus on diversity and inclusion has been independently recognized by the Human Rights Campaign’s Corporate Equality Index; the NAACP Equity, Inclusion, and Empowerment Index; the Disability Equality Index; and by the 2019 American Foundation for the Blind Helen Keller Achievement Award. More information about Amazon’s diversity and inclusion efforts and employee demographics is publicly available at http://www.amazon.com/diversity.

In addition, pursuant to its charter, the Leadership Development and Compensation Committee of the Board oversees the Company’s strategies and policies related to human capital management. Its responsibilities specifically include overseeing and monitoring the Company’s policies on diversity and inclusion, compensation and benefits, and retention. The Board is also committed to its own diversity. The Nominating and Corporate Governance Committee of the Board includes, and has any search firm that it engages include, women and minority candidates in the pool from which it selects director candidates. Currently, over half of our independent directors are women, two (22%) of our independent directors are minorities, and two of the three Board committees are chaired by women.

Further, the proposal requests that we report on a “global median gender/racial pay gap” but does not define this term. The proposal defines “gender pay gap” but makes no attempt to articulate or describe the concept of a “racial pay gap,” much less how to measure such a gap on a global basis. For a global company like Amazon, the racial and ethnic composition of minority groups varies depending on the country or geographic region. Therefore, given the proposal’s vagueness on what a “global median gender/racial pay gap” would entail, it may not be possible to calculate and disclose a global racial pay gap statistic.

Given our focused attention on ensuring equal pay practices through our policies and practices as reflected by our published pay statistics and our commitment to hiring and identifying the best talent from all backgrounds for diverse and inclusive teams, the Board recommends that shareholders vote against this proposal.

The Board of Directors recommends a vote “AGAINST” this proposal requesting an alternative report on gender/

racial pay.

38

SHAREHOLDER PROPOSALS

ITEM 11—SHAREHOLDER PROPOSAL REQUESTING A REPORT ON CERTAIN COMMUNITY IMPACTS

Beginning of Shareholder Proposal and Statement of Support:

WHEREAS:

“Environmental racism” occurs when pollution is disproportionately concentrated in communities of color. “Environmental justice” occurs when pollution is borne equitably across communities regardless of their racial profile.

Popular and governmental attention to environmental justice increased in 2019:

•	First Presidential forum held on environmental justice (https://www.theguardian.com/environment/2019/nov/09/warren-booker-environmental-justice-forum-south-carolina)

•	Senator Cory Booker introduced “The Environmental Justice Act of 2019” and co-founded an “Environmental Justice Caucus” within the Senate (https://www.booker.senate.gov/?p=press_release&id=966)

•

House Natural Resources Committee Chair Raul Grijalva and Rep. McEachin began a process to draft an environmental justice bill (https://naturalresources.house.gov/media/press-releases/chair-grijalva-rep-mceachin-launch-historic-effort-to-draft-environmental-
justice-bill-based-on-public-feedback-at-environmental-justice-convening)

•	California passed Assembly member Robert Rivas’s environmental justice bill (https://a30.asmdc.org/press-releases/20190912-state-legislature-approves-assemblymember-robert-rivas-environmental-justice)

•

A New School report counted 40 local policies aimed at achieving environmental justice (https://static1.squarespace.com/static/5d14dab43967cc000179f3d2/t/5d5c4bd0e1d5150001a5a919/1566329811163/NRDC_FinalReport_
04.15.2019.pdf).

Evidence suggests Amazon’s logistics operations may have an environmentally racist impact. Beyond carbon dioxide which drives climate change, diesel trucks also emit other dangerous substances:

•

Nitrogen dioxide and microscopic particles permanently stunt lung development in children. (https://www.citylab.com/environment/2019/04/air-pollution-data-health-effects-child-asthma-choked-book/587545/)

•

Heat causes nitrogen oxides to combine with volatile organic compounds to become ozone. Ozone causes breathing problems and premature death. (https://www.lung.org/our-initiatives/healthy-air/outdoor/air-pollution/ozone.html)

San Bernardino, California is a major logistics hub for Amazon and has some of the worst air quality in the country. Children in this region have many adverse health symptoms linked to diesel emissions. (https://www.lung.org/about-us/blog/2016/11/battling-for-breath.html)

A coalition representing the “majority-minority” community is opposing a proposed air hub where Amazon is the “rumored tenant” and which would draw more trucks, worsening the pollution in the community. (https://www.sbsun.com/2019/12/06/bernie-sanders-xavier-becerra-urge-faa-to-study-impacts-of-planned-logistics-center-at-san-bernardino-airport/)

The following are Amazon warehouses in communities of color, defined as zip codes with “majority-minority” populations, that are also within a top-20 smog-polluted metropolitan region, according to the American Lung Association.

Communities where a large proportion of the population is Latinx:

•	California: San Bernardino, Eastvale, Fontana, Rialto, Redlands, Riverside, Moreno Valley, Perris, Beaumont, Long Beach, Fresno, Sacramento, Stockton, Tracy, Patterson

•	Arizona: Phoenix, Tolleson

•	Connecticut: Windsor

•	Illinois: Waukegan

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•	Nevada: North Las Vegas

•	Texas: Houston, Dallas, Wilmer

•	New Jersey: Carteret

•	Utah: Salt Lake City

Communities where a large proportion of the population is Black:

•	Colorado: Aurora

•	Georgia: Union City, Lithia Springs, Stone Mountain

•	Illinois: Joliet, Romeoville

•	Texas: Fort Worth, Dallas, Lancaster

This list reveals that many communities of color throughout the United States are heavily impacted by Amazon’s pollution. When considering freight routes, including rail and air transportation, Amazon has an even larger impact on communities of color.

Amazon could face regulatory, operational, and reputational risk from the possible disproportionate impact of its pollution on communities of color.

Resolved:

Shareholders request that Amazon prepare a public report, describing its efforts, above and beyond legal and regulatory compliance, to identify and reduce disproportionate environmental and health harms to communities of color, associated with past, present and future pollution from its delivery logistics and other operations. The report should be prepared at reasonable expense and may exclude confidential information.

End of Shareholder Proposal and Statement of Support

RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 11

Amazon is committed to sustainability and social responsibility as we outline in the Amazon Global Human Rights Principles, which manifests our commitment to the people, workers, and communities that support our entire value chain so that they are treated with fundamental dignity and respect.24

For the operations sites in the locations the proponents list above, it is important to note that we are taking steps to significantly reduce the level of emissions from trucks used to transport products to and from the sites. We are in the process of converting much of our transportation fleet from diesel and other fossil fuels to electric, and in 2019, we announced the order of 100,000 Rivian electric vehicles (“EVs”) customized for package delivery, the largest order ever of EV vehicles. We plan to have 10,000 of these EVs on the road by 2021 and all 100,000 EVs on the road by 2030, saving 4 million metric tons of carbon per year by 2030. We are also investing in the electrification of Class 8 tractors, Class 6 box trucks, yard hostlers, and airport ground handling equipment, and will have electric models of each on the road in 2020.

We regularly analyze environmental and social impacts of our businesses and assess how we can positively contribute to and manage impacts on the many communities in which we operate across the United States and the world. We report on many of these activities through our sustainability website available at https://sustainability.aboutamazon.com/. The website provides information on our sustainability efforts, our community impact and work, and how we strive to support underrepresented and underprivileged communities. In addition to our efforts to reduce the environmental impact of our operations, we strive to have a positive impact on other aspects of the communities in which we operate by driving economic growth and supporting non-profits and community organizations. Among other things, when a fulfillment center is first established in a community, it is generally accompanied by significant capital investments by Amazon and others, the creation of new jobs with Amazon and other employers, and sizeable increases in sales tax revenue.25

[24]	See https://sustainability.aboutamazon.com/governance/amazon-global-human-rights-principles.

[25]	See https://blog.aboutamazon.com/job-creation-and-investment/the-amazon-effect-what-a-fulfillment-center-means-to-its-community.

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SHAREHOLDER PROPOSALS

In September 2019, we announced The Climate Pledge with our co-founder Global Optimism. The Climate Pledge is a commitment to be net zero carbon by 2040—a decade ahead of the Paris Agreement’s goal of 2050.26 In furtherance of this goal, we launched Shipment Zero, our vision to make all Amazon shipments net zero carbon, with 50% of all shipments net zero by 2030. Our sustainability website also includes information on our carbon footprint and other sustainability metrics that share the progress that we are making towards reaching The Climate Pledge. To execute on the Climate Pledge, we will need to reduce carbon emissions in all communities in which we operate around the world.

To help us meet The Climate Pledge, we are rapidly transitioning to renewable energy, which further helps the communities in which we operate. We have committed to operating with 80% renewable energy by 2024 and 100% by 2030. We have installed over 60 solar rooftops on fulfillment centers across the world, with 40 located in the United States, including 29 of the 34 communities listed in the shareholder proposal, and we are in the process of installing solar rooftops in many of the remaining communities. The capacity of the solar rooftops installed in the identified communities total 59 MW, enough to power 9,400 average U.S. homes. Alongside our investments in large, off-site wind and solar farms, this rooftop solar program reduces our use of fossil fuel and carbon emissions. Our largest renewable energy project to date is Amazon Wind Farm Texas in Scurry County, West Texas, about 3.5 hours from the Dallas-Fort Worth metro area. In addition, we have implemented energy efficiency projects including Retro-Commissioning, LED upgrades, Building Management System (BMS) upgrades, and High efficiency HVAC system upgrades at all locations where we have not yet installed rooftop solar systems and at the majority of all other locations listed.

Finally, we are committed to making the communities in which we operate better from an employment and financial, as well as environmental, perspective. We pay a minimum wage of $15 an hour to all of our full-time, part-time, temporary, and seasonal employees across the U.S.27 We provide industry-leading, comprehensive benefits. We create long-term, innovative, and high impact programs that leverage our unique assets and culture. For example, we have donated more than $1.5 million to charities in California through monetary and in-kind donations. As part of our efforts to invest in school robotics and STEM education programs, libraries, and after-school programs supporting families, Amazon contributes to various groups in California’s Inland Empire, including the Corona High School STEM and Robotics program, Feeding America of San Bernardino, the San Bernardino Library Foundation, and the San Bernardino Parks and Recreation.28 We make similar contributions to support schools and organizations in other communities cited in the proposal, including in Arizona (Phoenix and Tolleson), Colorado (Aurora), Illinois (Waukegan and Joliet), Nevada (North Las Vegas), and Utah (Salt Lake City). We publish additional information regarding investments we make in our communities through various pages on our website, such as our website dedicated to job creation and investment at https://www.aboutamazon.com/job-creation-and-investment and our blog’s community page at https://blog.aboutamazon.com/community.

The Board believes that our existing initiatives, including those detailed above, demonstrate that we are already responsibly managing the environmental impact of our operations on the communities in which we operate, including communities of color, and recommends that shareholders vote against this proposal.

The Board of Directors recommends a vote “AGAINST” this proposal requesting a report on certain community impacts.

ITEM 12—SHAREHOLDER PROPOSAL REQUESTING A REPORT ON VIEWPOINT DISCRIMINATION

Beginning of Shareholder Proposal and Statement of Support:

Viewpoint Discrimination Risk Reporting

Whereas, Shareholders of Amazon.com, Inc. (“Amazon”) invest in the company to receive maximum return on their ownership investment in Amazon, without the costs and risks associated with Amazon restricting specific social, political, or religious views.

[26]	See https://blog.aboutamazon.com/sustainability/the-climate-pledge.
[27]	See https://www.aboutamazon.com/our-company/our-positions.
[28]	See https://blog.aboutamazon.com/job-creation-and-investment/the-amazon-effect-what-a-fulfillment-center-means-to-its-community.

2020 Proxy Statement	41

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Whereas, any decision by Amazon to either endorse or reject social, political, or religious views may alienate customers, harm the company’s reputation, and negatively impact business performance.

Whereas, the City of Seattle, the State of Washington, the United States, and several International Conventions prohibit discrimination against religious groups and beliefs, and the City of Seattle prohibits discrimination against political ideology.

Resolved: Shareholders request that Amazon issue a report, at reasonable cost and omitting proprietary information, evaluating the range of risks and costs associated with discriminating against different social, political, and religious viewpoints.

Supporting Statement

A large part of Amazon’s dynamic success is its integration with the global economy through partnerships with logistical service providers and independent content creators. Any policy that discriminates against delivery partners, content creators, or customers based on social, political, or religious views obstructs the near-limitless potential that Amazon’s innovative approach has unlocked.

One example of Amazon’s choice to discriminate against social, political, or religious views is its exclusion of U.S. Internal Revenue Service-approved charities from receiving customer-selected donations through the Amazon Smile Program. This program has donated over $100 million to nonprofits, making it one of the largest sources of consumer earmarked charitable support in the United States.1 Amazon’s implementation of viewpoint-discriminatory policies in the Smile Program itself stems from a reliance on viewpoint-discriminatory, partisan, and discredited sources.2

We are also concerned that the Company’s failure to respect diverse social, political, and religious viewpoints in the Smile program is symptomatic of a tendency to discriminate against such views more broadly. For example, although Amazon’s policies state “we provide our customers with access to a variety of viewpoints, including books that some customers may find objectionable,” it has recently begun removing books based on customer objections.3 And, while Amazon publicly affirms its commitment to different perspectives, it officially opposed a shareholder proposal to gauge progress in ideological diversity on the Board of Directors in its 2019 proxy materials.

The shareholders should be aware of the extent to which discrimination against social, political, or religious views by Amazon in its partnerships, content policies, and options for customer-selected charitable donations may jeopardize Amazon’s current market-dominance and may negatively affect important social dynamics beyond Amazon’s immediate business impact.

We therefore ask and recommend that the report called for include, among other issues at board and management discretion:

1.	Risks associated with relying on a partisan and external source to determine eligibility for charitable support from third-party customers.

2.	Risks associated with regulating content on the platform based on its social, political, or religious viewpoint.

3.	A full evaluation of viewpoint bias and associated risks to ensure that Amazon is making balanced decisions and that it is acting consistent with its commitment to diversity.

[1]	https://techcrunch.com/2018/10/29/amazonsmile-has-raised-100-million-for-charity/

[2]	https://www.currentaffairs.org/2019/03/the-southern-poverty-law-center-is-everything-thats-wrong-with-liberalism;
https://www.politico.com/magazine/story/2017/06/28/morris-dees-splc-trump-southern-poverty-law-center-215312; https://www.cnn.com/2019/03/29/us/splc-leadership-crisis/index.html.

[3]	https://www.christianpost.com/news/christian-authors-blast-amazon-banning-their-books-selling-pedophilia-titles.html

End of Shareholder Proposal and Statement of Support

42

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RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 12

We take seriously our commitment to diversity and respect for people from all backgrounds, including gender, race, ethnicity, religion, sexual orientation, disability, and other dimensions of diversity, which are enduring values for us as reflected in a number of Company policies, including the Amazon Global Human Rights Principles.29 Diversity and inclusion are cornerstones of our continued success and critical components of our culture, “help[ing] us better serve customers, selling partners, content creators, employees, and community stakeholders from every background.”30 We serve diverse customer sets, operate in diverse communities, and rely on a diverse workforce. The policies and procedures we have in place for our employees, sellers, and customers are intended to foster diversity and inclusion and promote respect for all people. We maintain these policies to facilitate a welcoming environment for our global customers and selling partners while offering the widest selection of items on earth. We believe “[d]iversity and inclusion are good for business—and more fundamentally—simply right.”31

In addition to measures designed to combat discrimination, we have thorough risk management processes to protect against risks to the Company, including risks related to the application of our policies. As part of this process, the Nominating and Corporate Governance Committee oversees and monitors the Company’s policies and initiatives relating to corporate social responsibility, including human rights and ethical business practices, and related risks most relevant to the Company’s operations and engagement with customers, suppliers, and communities, other than with respect to human capital management matters, which are overseen by the Leadership Development and Compensation Committee, and compliance and controls matters, which are overseen by the Audit Committee.

In light of our demonstrated commitment to our core values of diversity and inclusion for all stakeholders of Amazon, from customers to sellers to employees, as well as our robust risk management process, the Board recommends that shareholders vote against this proposal.

The Board of Directors recommends a vote “AGAINST” this proposal requesting a report on viewpoint discrimination.

ITEM 13—SHAREHOLDER PROPOSAL REQUESTING A REPORT ON PROMOTION DATA

Beginning of Shareholder Proposal and Statement of Support:

Whereas: Institutionalized sexism, compounded by racism, has become an undeniable, visible, widespread, and multifaceted problem in the tech industry:

•	The topic of sexism in the tech industry has been covered by major media outlets:

○	(https://www.washingtonpost.com/outlook/2019/02/19/women-built-tech-industry-then-they-were-pushed-out/)

○	(https://www.fastcompany.com/40477163/the-industry-is-fundamentally-broken-women-on-sexism-in-silicon-valley)

○	(https://www.theguardian.com/world/2018/mar/17/sexual-harassment-silicon-valley-emily-chang-brotopia-interview)

○	(https://www.newyorker.com/magazine/2017/11/20/the-tech-industrys-gender-discrimination-problem)

•	At Google, tens of thousands of workers walked off the job to protest the mishandling of sexual harassment. (https://www.nytimes.com/2018/11/01/technology/google-walkout-sexual-harassment.html)

•

The media has reported on male employees at Microsoft and Google, openly questioning the innate capacity of women to be tech workers. (https://www.nbcnews.com/business/business-news/google-employee-s-anti-diversity-manifesto-women-s-neuroticism-goes-n790401) (https://arstechnica.com/tech-policy/2019/04/now-its-microsofts-turn-for-an-anti-diversity-internal-revolt)

[29]

See, e.g., Amazon.com Code of Business Conduct and Ethics, https://ir.aboutamazon.com/corporate-governance/documents-charters/code-business-conduct-and-ethics; Amazon Global Human Right Principles, https://sustainability.aboutamazon.com/governance/amazon-global-human-rights-principles (“As outlined in our Code of Business Conduct and Ethics, we do not tolerate discrimination”).

[30]	See https://www.aboutamazon.com/working-at-amazon/diversity-and-inclusion/diversity-and-inclusion-at-amazon.

[31]	See https://www.aboutamazon.com/our-company/our-positions.

2020 Proxy Statement	43

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•

The presence of multiple high-profile lawsuits at peer companies regarding gender discrimination or gender and race discrimination are an indication of the severity of this problem. Cases include Pao v Byers, Massouris v Microsoft, Huang v. Twitter, Hong v Facebook, Blackwell and Boyd v Salesforce, Vandermeyden v. Tesla and the Oracle case which was brought by the federal government.

•	Prominent social theorists assert that race and gender combine to create unique forms of discrimination. (https://en.m.wikipedia.org/wiki/Kimberl%C3%A9_Williams_Crenshaw)

Whereas: Numerous experts have noted that institutionalized sexism, compounded by racism, hurts corporate performance:

•	A study of employees who left companies for reasons related to equity revealed significant costs (https://www.smash.org/wp-content/uploads/2015/05/corporate-leavers-survey.pdf)

•	A McKinsey study revealed a correlation between more diverse leadership and superior financial performance (https://www.mckinsey.com/business-functions/organization/our-insights/why-diversity-matters)

•

Experts have shown that women are leaving the tech industry because of lack of career advancement opportunities (https://hbr.org/2019/10/why-techs-approach-to-fixing-its-gender-inequality-isnt-working) (https://www.fastcompany.com/90274067/this-is-why-women-leave-jobs-in-tech) (https://medium.com/tech-diversity-files/the-real-reason-women-quit-tech-and-how-to-address-it-6dfb606929fd)

•

Other analysts have shown that race combines with gender to create even greater barriers to advancement for women of color (https://medium.com/awaken-blog/intersectionality-101-why-were-focusing-on-women-doesn-t-work-for-diversity-inclusion-8f591d196789) (https://www.vox.com/2017/10/3/16401054/gender-race-executive-professional-roles-promotion-hiring-people-color-women)

Whereas: Gender balance among Amazon’s upper ranks is a challenge

•	Amazon’s overall workforce is 58% men and 42% women (https://www.aboutamazon.com/working-at-amazon/diversity-and-inclusion/our-workforce-data)

•	Amazon’s managers are 73% men and 27% women (https://www.aboutamazon.com/working-at-amazon/diversity-and-inclusion/our-workforce-data)

•	Amazon’s top 22 executives – called the S-Team – are 86% men and 14% women (https://www.geekwire.com/2019/amazon-expands-bezos-elite-s-team-adding-6-execs-emerging-branches-company/)

Whereas: Researchers have noted that analyzing who a company promotes is an effective way of revealing bias against women and underrepresented minorities.

(https://hbr.org/2019/10/why-techs-approach-to-fixing-its-gender-inequality-isnt-working)

(https://www.fastcompany.com/90274067/this-is-why-women-leave-jobs-in-tech)

(https://medium.com/tech-diversity-files/the-real-reason-women-quit-tech-and-how-to-address-it-6dfb606929fd)

Whereas: Shareholders need data to determine the level of risk due to the possibility of institutionalized sexism at Amazon;

Resolved:

Shareholders request that Amazon prepare a public report, as soon as practicable, disclosing promotion velocity rates at Amazon. Promotion velocity is defined as the time it takes from the date of hire to promotion, or between one promotion and the next. The report should provide promotion velocity rates by title and level for different gender and racial identities. It should be prepared at reasonable expense and may exclude confidential information.

End of Shareholder Proposal and Statement of Support

44

SHAREHOLDER PROPOSALS

RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 13

We are committed to increasing gender and racial diversity and are continuing to invest in our efforts to bring more women and minorities into leadership positions at Amazon. We know that diversity and inclusion matter and recognize that the advancement of diverse employees begins with proactive recruitment, retention, and development. We track representation of women and underrepresented racial/ethnic minorities because we know that diversity helps us build better teams that are obsessed over our global customer base. Our reported gender and minority pay statistics demonstrate that Amazon pays its employees comparably when analyzing the work of people performing the same jobs.32 In support of our commitment to diversity, we have teams in every business and in executive recruiting dedicated to hiring diverse talent, participate in events and partnerships with groups like AnitaB.org, GEM Consortium Fellows, AfroTech, Lesbians Who Tech, Girls in Tech, and the American Indian Science and Engineering Society, and invest in programs to assist diverse leaders to advance into more senior roles. We built “We Power Tech” to make the future of technology more accessible, flexible, and inclusive.

Reporting on promotion statistics in the manner requested by the proposal would not advance our deep commitment to diversity and inclusion, or provide the information our managers and leaders need to make promotion decisions. Because promotion velocity can be affected by a combination of objective and subjective factors, including prior experience, individual performance, qualifications, and employee interest, the proposed analysis would be uninformative and possibly misleading. Without relevant controls for these factors, simply comparing the speed with which different races and genders are promoted by title and level will not produce useful information about racial or gender disparities.

Rather than relying on misleading or unhelpful measures of promotion velocity, Amazon focuses on maintaining a process for vetting promotions that is robust, balanced, and considers a broad variety of perspectives. For example, managers promote employees based on a range of peer feedback and how an employee meets expectations for the next level. Manager training instructs managers on how to write effective promotion justifications that rely on consistent criteria to gauge an employee’s knowledge, skills, and experience necessary to successfully perform at the next level. This manager training links managers to further content on how to recognize and interrupt potential unconscious biases in decision making. The promotion process also supports fairness by considering employees on their own merits, not comparing them to others.

We also work to develop diverse leaders internally through training and mentoring. We have Leaders’ Workshops within our annual AmazeCon and Conversations on Race and Ethnicity (CORE) conferences, to help our leadership understand and build their team’s culture of inclusion. At AmazeCon, our largest global internal conference, Amazonians examine the intersection of gender with race, sexual orientation, disability status, veteran status, and other dimensions of diversity. This conference has included diversity-oriented talks from academics and external leaders on technology, entrepreneurship, entertainment, and leadership and includes Amazon-specific training programs focused on personal and team development. In addition, our employees have multiple opportunities to seek mentoring relationships, including company-sponsored mentoring programs, and affinity group-organized mentor pairings focused on various communities. Through our mentoring platform, employees are able to select preference for mentors, including by gender. Each month, over 500 new mentorship connections are made across the Company. Furthermore, in 2016 we launched an initiative in India for women-only delivery stations, aimed at empowering women and transforming their lives. Through this initiative, we engaged with women in India to open new employment and leadership opportunities for women in an area where they were not applying for traditional roles.

We also know that the American workforce is changing—there’s a greater need for technical skills in the workplace than ever before, and a huge opportunity for people with the right skills to move into better paying jobs. Amazon already leads the way in pay with a $15 minimum wage, and offers competitive benefits to our employees, like healthcare from day one and up to 20 weeks of parental leave. In 2019, Amazon announced it will invest $700 million in upskilling training programs designed to provide our employees access to the education and training they need to grow their careers. This new initiative will provide 100,000 Amazon employees with access to training programs in high-demand areas like medicine, cloud computing, and machine learning.

In addition to our internal efforts we recognize that there is a diversity pipeline problem in tech, and we are investing in building out the next generation of talent for the industry and expanding the opportunities for students from

[32]	See https://www.aboutamazon.com/working-at-amazon/diversity-and-inclusion/our-workforce-data.

2020 Proxy Statement	45

SHAREHOLDER PROPOSALS

underrepresented backgrounds. For example, we bring college students to Amazon’s campus for programs like the Amazon Finance Diversity Leadership Summit to learn from our finance and accounting leaders, and to interview for finance internships at Amazon. We also have deep partnerships with Historically Black Colleges and Universities, Hispanic Serving Institutions, women’s colleges, and tribal colleges.

Our recruiting efforts extend to building the next generation of technical leaders by providing broader access to STEM education. We have committed $50 million to support computer science and STEM programs for underserved and underrepresented communities. Our Amazon Future Engineer program is a comprehensive childhood-to-career initiative to inspire, educate, and train children and young adults from underserved and underrepresented communities to pursue careers in computer science. We aim to inspire more than 10 million kids each year to explore computer science through coding camps and online lessons, fund introductory and Advanced Placement courses in computer science for over 100,000 young people in 2,000 low-income high schools across the U.S., award 100 students from underserved communities pursuing degrees in computer science with four-year $10,000 annual scholarships, and offer internships at Amazon to provide students work experience. We also work with organizations like Code.org and Ada Academy to promote diversity in the STEM pipeline. Other organizations with which we partner to inspire young girls in tech include Girls’ Brigade Singapore and Technovation Spain.

Our retention and development efforts are further fostered by our ten employee-led Affinity Groups, reaching more than 40,000 employees in over 190 chapters globally. These include Amazon People with Disabilities, Amazon Women in Engineering, Asians@Amazon, the Black Employee Network, Body Positive Peers, Families@Amazon, glamazon, Indigenous@Amazon, Latinos@Amazon, Warriors@Amazon, Women@Amazon, and the Women in Finance Initiative. Our focus on diversity and inclusion has been independently recognized by the Human Rights Campaign’s Corporate Equality Index; the NAACP Equity, Inclusion, and Empowerment Index; the Disability Equality Index; and by the 2019 American Foundation for the Blind Helen Keller Achievement Award.

Given our commitment to diversity and inclusion and our efforts to bring more women and minorities into leadership positions, our leadership development and mentorship programs, and our efforts to provide broader access to STEM education in underserved and underrepresented communities, the Board recommends that shareholders vote against this proposal.

The Board of Directors recommends a vote “AGAINST” this proposal requesting a report on promotion data.

ITEM 14—SHAREHOLDER PROPOSAL REQUESTING AN ADDITIONAL REDUCTION IN THRESHOLD FOR CALLING SPECIAL SHAREHOLDER MEETINGS

Beginning of Shareholder Proposal and Statement of Support:

Special Shareholder Meetings

RESOLVED: The shareholders of Amazon.com, Inc (‘Amazon’ or ‘Company’) hereby request the Board of Directors take the steps necessary to amend our bylaws and each appropriate governing document to give holders with an aggregate of 20% net long of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our Board’s current power to call a special meeting.

SUPPORTING STATEMENT: Amazon allows only shareholders with at least 30% of Company shares to call a special meeting, whereas Delaware law allows 10% of company shares to call a special meeting. A meaningful shareholder right to call a special meeting is a way to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings.

Currently, 64% of S&P 500 companies have adopted company bylaws, articles of incorporation, or charter provisions to allow shareholders to call a special meeting. More than half of all S&P 1500 companies allow shareholders this right.

In 2018, the topic of providing shareholders a right to call a special meeting or to reduce the threshold to call such meetings won 50%+ at Netflix, Lincoln National, Omnicom Group, Cummins, and Sprint Aerosystems Holdings, as well as 94% at Nuance Communications.

46

SHAREHOLDER PROPOSALS

Large funds such as Vanguard, TIAA-CREF, BlackRock and SSgA Funds Management, Inc. (State Street) support the right of shareholders to call special meetings. For example, BlackRock’s 2019 voting policy includes the following:

[S]hareholders should have the right to call a special meeting in cases where a reasonably high proportion of shareholders (typically a minimum of 15% but no higher than 25%) are required to agree to such a meeting before it is called, in order to avoid the waste of corporate resources in addressing narrowly supported interests.

It may be possible to adopt this proposal by simply incorporating this text into our governing documents:

“Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or President or Secretary upon the order in writing of a majority of or by resolution of the Board of Directors, or at the request in writing of stockholders owning 20% net long of the entire capital stock of the Corporation issued and outstanding and entitled to vote.”

We urge the Board to join the mainstream of major U.S. companies and establish a right for shareholders owning 20% of our outstanding common stock to call a special meeting.

Please vote for: Special Shareowner Meetings – Proposal 14

End of Shareholder Proposal and Statement of Support

RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 14

Following consultation with shareholders in connection with the vote on a similar proposal last year, the Board has determined that the current ownership threshold of 30% for shareholders to call a special meeting should be lowered. Over the last year, we studied various voting thresholds, and selected a new threshold that responds to shareholder requests for a lower threshold but preserves the Company’s ability to focus on the long-term benefit of all shareholders. As a result, the Company determined that decreasing the current threshold from 30% to 25% was in the best interests of the Company and its shareholders. (See Item 4—Approval of Amendment to Certificate of Incorporation to Lower Stock Ownership Threshold for Shareholders to Request a Special Meeting.)

The Company believes that a 20% threshold, as suggested by the proponent, increases the risk of special meetings being called by a few shareholders focused on narrow or short-term interests. For example, event-driven hedge funds could use special meetings to disrupt our business plans or to facilitate self-serving short-term financial strategies. Even if they are ultimately not able to obtain support from a majority of shares, those who might seek to call a special shareholders meeting could subject us to considerable expense, distract management and the Board from important business initiatives, or seek self-interested concessions in exchange for avoiding a special meeting.

In addition, a 25% threshold is most common at large companies. As of January 2020, a 25% ownership threshold is the most common threshold in the S&P 100, in effect at 41% (a plurality) of those companies that permit shareholders to call special meetings.

For these reasons, our Board recommends that shareholders vote against this shareholder proposal and in favor of the proposal put forth by the Company to reduce the special meeting ownership threshold to 25%.

The Board of Directors recommends a vote “AGAINST” this proposal requesting an additional reduction in threshold for calling special shareholder meetings.

2020 Proxy Statement	47

SHAREHOLDER PROPOSALS

ITEM 15—SHAREHOLDER PROPOSAL REQUESTING A SPECIFIC SUPPLY CHAIN REPORT FORMAT

Beginning of Shareholder Proposal and Statement of Support:

Human Rights Impact Assessment Shareholder Resolution

Whereas as shareholders, we look to companies to manage human rights risks and impacts to demonstrate sound corporate governance and risk oversight. This is an effective means for management to mitigate against significant operational, financial, and reputational risks associated with negative human rights impacts throughout its supply chain. Additionally, company efforts to align policies with human rights standards like the United Nations Guiding Principles on Business and Human Rights,1 facilitate sustainable business planning, and improve relations with customers, workers, and business partners.

RESOLVED: Shareholders request that Amazon publish Human Rights Impact Assessment(s) (“Assessment”), at reasonable cost and omitting proprietary/confidential information, examining the actual and potential impacts of one or more high-risk2 products sold by Amazon or its subsidiaries. An Assessment should evaluate human rights impacts throughout the supply chain.

Supporting Statement: Proponents recommend that Assessments include the following information:

•	Human rights standards used to frame the Assessment;

•	Actual and potential adverse impacts associated with the high-risk product(s); and

•	Overview of how the findings will be acted upon to prevent, mitigate and/or remedy impacts.

Companies that cause, contribute to, or are directly linked to human rights abuses face material risks, including reputational damage, project disruptions, and litigation, which can undermine shareholder value. Public scrutiny is intensifying reputational risks for retailers selling goods produced with child or forced labor: the NY Times detailed slave labor in Southeast Asia’s shrimp industry,3 the Wall Street Journal revealed labor abuses in Malaysia’s palm oil sector,4 and CNN chronicled rampant labor abuse among U.S. tomato producers.5 Amazon is not immune to these risks: as owners of Whole Foods and AmazonFresh, which sell these types of products, Amazon is exposed to significant risk. The Department of Labor has identified dozens of products that appear on Whole Foods’s shelves, including palm oil, cocoa and bananas, as produced using forced or child labor in some countries.6

While human rights issues are addressed in Amazon’s Supplier Code of Conduct, Amazon describes specific audits and does not indicate that it performs Assessments. Audits do not comprehensively evaluate actual and potential risks to human rights of stakeholders throughout supply chains. Human rights Assessments would allow Amazon to identify and take steps to prevent such impacts. Furthermore, while Proponents appreciate Amazon’s Human Rights Policy assurance that they “implement plans to address issues and make improvements where necessary,” this statement does not constitute an Assessment, nor provide shareholders with information about specific risks related to Amazon’s products. By contrast, leading companies like Coca-Cola and Nestlé publish human rights Assessments on high-risk food products in their supply chains.

[1]	https://www.ohchr.org/documents/publications/GuidingprinciplesBusinesshr_eN.pdf

[2]

High risk products may be selected by: (1) identifying products that pose the most salient human rights risks, which refers to those that could have severe negative impacts; and then (2) prioritizing which products to assess, based upon actual or potential severity of adverse impact on human rights.

[3]	https://www.nytimes.com/2014/06/22/opinion/sunday/thai-seafood-is-contaminated-by-human-trafficking.html

[4]	https://www.wsj.com/articles/palm-oil-migrant-workers-tell-of-abuses-on-malaysian-plantations-1437933321

[5]	https://www.cnn.com/2017/05/30/world/ciw-fair-food-program-freedom-project/index.html

[6]	https://www.dol.gov/sites/dolgov/files/ILAB/ListofGoods.pdf

End of Shareholder Proposal and Statement of Support

48

SHAREHOLDER PROPOSALS

RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 15

We are committed to respecting and upholding internationally recognized human rights through the ethical treatment of individuals in our workforce and within our value chain. Given the nature of our operations, we have pursued strategies to assess and address human rights risks in our operations that differ from the approach recommended by this proposal. Instead of limiting ourselves to the approach suggested by the proposal, we take a more comprehensive risk-based approach to addressing human rights, evaluating our operations and value chain to identify, prevent, and mitigate adverse impacts. In 2020, we will expand our risk assessment approach by engaging in an enterprise-wide assessment of our salient human rights risks and conduct human rights impact assessments to deep dive on specific products, regions, or risk areas, which we will communicate to customers and stakeholders. We believe our due diligence approach, detailed below, sufficiently addresses the concerns raised in this proposal.

Human Rights-based Approach

We routinely evaluate our operations and value chain to identify and assess salient human rights risks, as well as to evaluate and understand the impact of relevant aspects of our business on human rights. To do this, we engage key internal and external stakeholders and utilize international risk indices, risk analyses, worker surveys, and audit tools (including audit protocols, trainings, and scorecards). We regularly consult industry experts to review our practices against globally recognized international standards and industry best practice. As a result of this extensive risk assessment, we have identified specific areas of salient human rights risks in our supply chain for focused programming, including: safe and healthy workplaces; freely chosen employment; women’s empowerment; and fair wages. These identified areas of risk form the basis of the Key Commitments discussed in our sustainability report.33

Similarly, when we formalized our commitment to respecting and upholding human rights with the release of Amazon’s Global Human Rights Principles in November 2019 (the “Principles”), these areas were prominently featured in the description of our human rights strategy.34 The Principles are also informed by international human rights standards, including the standards specifically referred to in this proposal (i.e., the United Nations Guiding Principles on Business and Human Rights). They outline our approach to human rights across all aspects of our company and include several key areas we are focusing on to further our efforts to promote safe, inclusive, and respectful workplaces throughout our operations and within the companies along our value chain, including: freely chosen employment; safe and healthy workplaces; diversity and inclusion; and freedom of association.

Responsible Sourcing

Not only do we hold ourselves to these high standards, we expect our suppliers and their subcontractors to commit to them through our Supply Chain Standards.35 We aim for our products to be made in a way that respects human rights and the environment. Our global teams work closely with suppliers to communicate our standards, and help suppliers build their capacity to provide safe and respectful working environments.

Our Supply Chain Standards are guided by three key principles:

•

Inclusivity: Our standards apply to all workers regardless of race, color, national origin, gender, gender identity, sexual orientation, religion, disability, age, political opinion, pregnancy, migrant status, ethnicity, caste, marital or family status, or similar personal characteristics.

•

Continuous improvement: Amazon operates a policy of continuous improvement, and we are committed to working with our suppliers to improve protections for their workers and workplace. We maintain training programs for our suppliers, Amazon employees who manage our supply chain, and operations leadership on the standards and conduct required by our Supply Chain Standards.

•

Supply chain accountability: In order for these standards to be cascaded throughout our supply chain, we expect suppliers to consistently monitor and enforce these standards in their own operations and supply chain, as well as make improvements to meet or exceed our expectations and those of our customers as reflected in our Supply Chain Standards.

[33]	See https://sustainability.aboutamazon.com/key-commitments.

[34]	See https://sustainability.aboutamazon.com/governance/amazon-global-human-rights-principles.

[35]	See https://sustainability.aboutamazon.com/social-responsibility#section-nav-id-0.

2020 Proxy Statement	49

SHAREHOLDER PROPOSALS

Our Supply Chain Standards address the key issues indicated below:

•

Labor rights: Our policies prohibit the use of child labor and forced labor and express our expectation that suppliers will pay their workers in a timely manner, provide compensation that, at a minimum, satisfies applicable laws, and regularly monitor working hours to address the safety, health, and welfare of workers. We expect our suppliers to not discriminate in hiring or work practices and to respect the rights of workers to establish and join an organization of their own selection.

•

Health and safety: Amazon expects its suppliers to provide workers with a safe and healthy work environment and to monitor workers’ potential for exposure to safety hazards and identify, assess, and control these hazards.

•

Ethical behavior: Our policies prohibit suppliers from engaging in bribery and require them to comply with applicable anti-corruption laws. Suppliers are expected to provide workers with a confidential grievance mechanism and whistleblower protections and to maintain transparency regarding working conditions.

•

Management systems: We expect that suppliers will adopt a management system to drive continuous improvement and achieve compliance with applicable laws and Amazon’s policies. We also expect suppliers to have in place systems to facilitate training, worker communication and feedback, and adequate records management.

•

Conflict minerals: We seek to avoid the use of minerals that have fueled conflict in the Democratic Republic of the Congo or an adjoining country and expect suppliers to support our effort to identify the origin of designated minerals used in our products.

•

Land rights: Amazon expects its suppliers to respect the legal land rights of individuals, indigenous people, and local communities. Upon Amazon’s request, suppliers and producers are required to demonstrate a legal right to use their land.

Other Targeted Programming to Address Salient Human Rights Risks

In addition to the efforts described above, we are developing targeted programming to address the salient human rights risks we have identified. For example, we collaborate with globally recognized programs such as BSR’s HERproject™, a partnership through which we have reached over 8,000 women in our supply chain to date, with plans to reach an additional 20,000 women in the Amazon supply chain enrolled in various women’s empowerment initiatives in 2020. Our teams in the United States, Latin America, Europe, and Asia have expertise in social responsibility and engage directly with our suppliers regarding our supply chain standards. In addition, we work through numerous industry associations and working groups to drive innovation and collaboration, including the Responsible Business Alliance, the Responsible Labor Initiative, the Responsible Minerals Initiative, Tech Against Trafficking, Truckers Against Trafficking, and the Supplier Ethical Data Exchange.

Similarly, our Whole Foods Market business engages directly with suppliers of its food products with respect to standards regarding the protection of human rights of the workers in its supply chain. These standards are tailored to human rights risks potentially implicated by food production operations. Whole Foods Market will not knowingly work with suppliers who engage in practices such as forced labor or human trafficking, and expects its suppliers to abide by the same standards. Whole Foods Market maintains responsible sourcing training for employees who manage supplier relationships.

In addition, Whole Foods Market maintains the “Whole Trade Guarantee” program. Under this program, Whole Foods Market works with a variety of third parties (such as Fair Trade USA, Rainforest Alliance, and Fairtrade International) to certify products that meet certain production criteria, including with respect to wages and working conditions. Whole Foods Market also participates in initiatives such as the Equitable Food Initiative, which provides on-the-ground training and support at farms to improve communication and collaboration between workers and management to meet standards for labor practices, food safety, and pest management, and has procedures for certifying and/or auditing farmers.

In light of our engagement and commitment to actions on these issues, the Board recommends that shareholders vote against this proposal.

The Board of Directors recommends a vote “AGAINST” this proposal requesting a specific supply chain report format.

50

SHAREHOLDER PROPOSALS

ITEM 16—SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON LOBBYING

Beginning of Shareholder Proposal and Statement of Support:

Lobbying Disclosure

WHEREAS: Full disclosure of Amazon.com’s (“Amazon”) lobbying activities and expenditures is needed to assess whether such lobbying fully serves shareholder best interest, and is consistent with Amazon’s policy goals.

RESOLVED: Amazon shareholders request the preparation of an annual report that discloses Amazon’s:

1.	Policies and procedures that govern lobbying, both direct and indirect, and its grassroots lobbying communications.

2.	Payments that are used for: (A) direct or indirect lobbying, or (B) grassroots lobbying communications – in each case including the amount of the payment and the recipient.

3.	Board and management decision-making processes, and oversight for making the payments described above.

For these purposes, a “grassroots lobbying communication” is one directed to the general public that:

•	Refers to specific legislation or regulation,

•	Reflects a view on legislation or regulation, or

•	Encourages the recipient to take action regarding legislation or regulation.

“Indirect lobbying” is lobbying conducted by trade associations or other organizations to which Amazon contributes. Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state, and federal levels.

This report shall be presented to the Audit Committee and posted on Amazon’s website.

SUPPORTING STATEMENT

From 2015-2018 Amazon spent $48.2 million on federal lobbying, which does not include state lobbying, where Amazon also lobbies but disclosure is uneven or entirely absent. For example, from 2012-2018 Amazon spent $1.38 million lobbying in California. Amazon’s lobbying “to tamp down ballooning scrutiny and threats of heavy regulation” has generated questionable media attention.1 Amazon also lobbies abroad, in 2018 having spent between €1.75-2.0 million on European lobbying efforts.

Amazon fails to disclose belonging to the Business Roundtable (“BRT”), which spent $23.2 million lobbying dollars in 2018. Amazon signed the socially responsible BRT Statement on the Purpose of the Corporation, yet the BRT lobbies to limit the essential ownership right of stockholders to file shareholder proposals like this one. While Amazon does disclose the gross amounts of trade association and 501(c)4 payments, it does not break out payments by group, and fails to disclose the portions of these payments that are used for lobbying.

Lack of disclosure can present serious reputational risk when its lobbying contradicts Amazon’s public positions. For example, Amazon joined the We Are Still In campaign – launched after President Trump dropped out of the Paris climate agreement – but The New York Times reports2 that Amazon donated $15,000 to the Competitive Enterprise Institute, which disputes climate change science. Amazon cofounded The Climate Pledge, announcing a commitment to meet the Paris Agreement 10 years early,3 yet is a member of the U.S. Chamber of Commerce, which has spent over $1.5 billion lobbying since 1998, working actively to undermine the Paris climate accord.4 Such contradictions between Amazon’s policy and its lobbying efforts can create reputational damage, negatively impact our ability to attract and retain talent, and harm long-term value.

THEREFORE: Please vote FOR an expansion of Amazon’s lobbying disclosure.

[1]	www.politico.com/story/2019/07/23/amazon-facebook-lobbying-record-1611958

[2]	https://www.nytimes.com/2019/07/10/climate/nyt-climate-newsletter-cei.html

[3]	www.sustainability.aboutamazon.com/sustainable-operations/amazon-co-founds-the-climate-pledge-setting-goal-to-meet-the-paris-agreement-10-years-early

[4]	www.bloomberg.com/news/articles/2017-06-09/paris-pullout-pits-chamber-against-some-of-its-biggest-members

End of Shareholder Proposal and Statement of Support

2020 Proxy Statement	51

SHAREHOLDER PROPOSALS

RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 16

To promote transparency regarding the Company’s political contributions and expenditures, we already disclose our federal lobbying activities in compliance with applicable regulations and make our policy governing these activities publicly available. We participate in the policymaking process by informing public officials about our positions on issues significant to our customers and our business. These issues are discussed in the context of existing and proposed laws, legislation, regulations, and policy initiatives, and cover topics such as commerce, intellectual property, trade, data privacy, transportation, and web services, a number of which are discussed in our published positions (available at https://www.aboutamazon.com/our-company/our-positions).

The proposal requests an annual report disclosing our policies and procedures governing direct and indirect lobbying and grassroots lobbying communications. Our policy addressing these activities is set forth in our 2019 U.S. Political Contribution and Expenditure Policy and Statement, which is updated annually and available on our investor relations website.36 As noted in our policy, our political expenditures are approved by our Vice President of Public Policy, reviewed by our Senior Vice President for Global Corporate Affairs and Senior Vice President and General Counsel, and reported on to our Audit Committee. As such, the proposal’s request for a report describing the decision-making processes and oversight for these payments is also addressed by our current disclosures.

In 2019, we complied with all applicable regulations requiring public disclosure of corporate political activity. Our spending on federal government relations efforts is required to be reported to the House and Senate and is publicly available at http://lobbyingdisclosure.house.gov/ and http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm. Our spending on state government relations efforts is generally required to be reported and disclosed on applicable state websites such as those maintained by secretaries of state, state ethics and public disclosure commissions, state legislatures, and similar websites. In addition, our 2019 U.S. Political Contribution and Expenditure Policy and Statement annually discloses the political contributions made by the Company and the U.S.-based trade associations, coalitions, charities, and social welfare organizations to which we contributed at least $10,000 in 2019 through the Company’s Public Policy Office, including to the Business Roundtable.

For each of the past three years, our reporting on political expenditures has earned us a place in the top quintile of the CPA-Zicklin Index of Corporate Accountability and Disclosure, which ranks companies’ policies and practices on political disclosure and accountability.37 Notably, in previous years, the proponent of this proposal relied on the CPA-Zicklin Index as the gold standard by which companies’ political disclosure and accountability policies and practices should be measured. While the CPA-Zicklin Index is intended to cover political contributions and not lobbying, many of the same criteria analyzed by the CPA-Zicklin Index, under which we score highly, would also broadly apply to our lobbying expenditures.

In 2010, 2012, 2013, 2014, 2015, and 2016 proposals regarding political contributions reporting failed with approximately 79%, 78%, 76%, 79%, 81%, and 95% respectively, of the shares present at the meeting declining to vote for such proposal. In light of the public disclosures we provide regarding our lobbying and political expenditures, we do not believe that preparing a report regarding lobbying as requested in the proposal would be an effective and prudent use of the Company’s time and resources.

The Board of Directors recommends a vote “AGAINST” this proposal requesting additional reporting on lobbying.

[36]	Available at https://ir.aboutamazon.com/corporate-governance/documents-charters.

[37]

See https://politicalaccountability.net/hifi/files/index/2017%20Index.pdf; https://politicalaccountability.net/hifi/files/index/2018_CPA-Zicklin_Index.pdf; https://politicalaccountability.net/hifi/files/2019-CPA-Zicklin-Index-Report.pdf.

52

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 18, 2020 (except as otherwise indicated) by (i) each person or entity known by us to beneficially own more than 5% of our common stock, (ii) each director, (iii) each executive officer for whom compensation information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and executive officers as a group. Except as otherwise indicated, and subject to any interests of the reporting person’s spouse, we believe that the beneficial owners of common stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. As of February 18, 2020, we had 497,856,129 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Jeffrey P. Bezos 410 Terry Avenue North, Seattle, WA 98109	75,049,750	(1)	15.1%

The Vanguard Group, Inc. 100 Vanguard Blvd, Malvern, PA 19355	32,064,108	(2)	6.4%

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	26,707,477	(3)	5.4%

Rosalind G. Brewer	190		*

Jamie S. Gorelick	6,405		*

Daniel P. Huttenlocher	950		*

Judith A. McGrath	2,324		*

Indra K. Nooyi	368		*

Jonathan J. Rubinstein	7,975		*

Thomas O. Ryder	9,319		*

Patricia Q. Stonesifer	6,845		*

Wendell P. Weeks	1,555		*

Brian T. Olsavsky	1,570		*

Jeffrey M. Blackburn	67,460	(4)	*

Andrew R. Jassy	100,540		*

Jeffrey A. Wilke	68,907	(5)	*

All directors and executive officers as a group (16 persons)	75,334,605	(6)	15.1%

*	Less than 1%.

(1)	Includes 19,498,534 shares as to which Mr. Bezos has sole voting power and no investment power.

(2)

As of December 31, 2019, based on information provided in a Schedule 13G filed February 12, 2020. The Vanguard Group has sole voting power with respect to 645,428 of the reported shares, shared voting power with respect to 113,503 of the reported shares, sole investment power with respect to 31,343,562 of the reported shares, and shared investment power with respect to 720,546 of the reported shares.

(3)

As of December 31, 2019, based on information provided in a Schedule 13G filed February 5, 2020. BlackRock, Inc. has sole voting power with respect to 22,914,682 of the reported shares, shared voting power with respect to 0 of the reported shares, and sole investment power with respect to all of the reported shares.

(4)	Includes 18,015 shares as to which Mr. Blackburn shares or may be deemed to share voting and investment power. Mr. Blackburn disclaims beneficial ownership of such shares.

(5)	Includes 45,699 shares as to which Mr. Wilke shares or may be deemed to share voting and investment power. Mr. Wilke disclaims beneficial ownership of such shares.

(6)	Includes 10,447 shares beneficially owned by other executive officers not individually listed in the table.

2020 Proxy Statement	53

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy – Overview

We design our compensation programs to attract and retain the best talent, reinforce ownership, emphasize performance as a basis for compensation, recognize the need for global and flexible compensation approaches, and filter compensation decisions through our Leadership Principles. As a result, our compensation programs encourage experimentation, innovation, and long-term thinking, and we avoid tying compensation to a few discrete, short-term performance goals, financial or otherwise.

Our compensation is simple and has two basic components:

•	A modest base salary; and

•	Periodic grants of time-vested restricted stock units subject to long-term vesting requirements.

As stated in the Company’s 1997 letter to shareholders, we believe that a fundamental measure of our success will be the shareholder value we create over the long term. To achieve this goal, we prioritize stock-based compensation that vests over an extended period of time and encourages motivated, customer-centric employees to think and act like owners, because they are owners. We are committed to the concept of employees as owners, and we believe that employees should have strong long-term incentives that align their interests with those of our shareholders. Our total compensation program is structured and delivered to encourage and reinforce ownership attitudes and behaviors. We believe employees and owners should share in the risk and rewards, similar to our shareholders. We expect our employees to drive the success of the Company and be aligned to the resulting performance of our stock through their restricted stock unit grants.

We do not tie cash or equity compensation to performance goals. A performance goal assumes some level of success by a prescribed measure. But to have a culture that relentlessly pursues invention and is focused on building shareholder value, not just for the current year, but five, ten, or even twenty years from now, we must encourage experimentation and long-term thinking, which, by definition, means we do not know in advance what will work. We do not want employees to focus solely on short-term returns at the expense of long-term growth and innovation.

We recognize that this is a different approach to executive compensation; however, it has worked for us. For example, in 1997, had we adopted performance measures appropriate for a bookseller, we may have inadvertently discouraged our employees from investing their time and energy in initiatives that later became AWS, Kindle, Alexa, and our robust third-party seller business. In addition, in 2019 when we announced and co-founded The Climate Pledge and committed to be net zero carbon across our businesses by 2040, a decade ahead of the Paris Agreement’s goal of 2050, we did not need to adjust or renegotiate performance goals with our employees to reflect that The Climate Pledge introduces new benefits and new costs to our performance over the long term. In addition, given the unique nature of Amazon and our many initiatives, standardized industry indices are either too broad or too narrow to serve as relevant comparisons for benchmarking company performance. Benchmarking performance against a technology index might have proven a disincentive to building our own devices, developing our own movies and TV shows, or innovating shipping and delivery methods. A customized index locks in a business profile at a point in time and may deter employees from considering or pursuing initiatives that do not fit into that mold. Further, tying compensation to specific business performance measures could discourage employee mobility across our businesses and, in particular, deter high-performing employees from taking important and challenging roles in businesses that could benefit most from their leadership. This is why we choose to deliver the majority of compensation in restricted stock unit awards subject to lengthy vesting requirements.

54

EXECUTIVE COMPENSATION

Compensation Philosophy – Applied

Our compensation philosophy for our “named executive officers” identified in the “Summary Compensation Table” below is generally the same as for all of our employees who receive equity compensation and is governed by the following principles.

•	Our compensation program is designed to attract and retain the highest caliber employees by providing above industry-average compensation assuming stock price performance.

•	Our compensation program provides strong long-term incentives to align our employees’ interests with our shareholders’ interests.

•	Our compensation program emphasizes performance and contribution to our long-term success as a basis for compensation increases, as opposed to rewarding solely for length of service.

•

Our compensation program reinforces and reflects our core values, including customer obsession, invent and simplify, bias for action, acting like owners and thinking long term, hiring and developing the best, and frugality.

For our named executive officers, all of whom are employed on an at-will basis, we provide few perquisites and generally do not provide cash bonuses other than in a new-hire context. We do not maintain nonqualified deferred compensation plans, supplemental executive retirement plan benefits, cash severance programs, or change-in-control benefits for our executive officers.

We believe that the best measure of our performance is how we are valued over the long term. To help align our executives with long-term value creation, we compensate them primarily with restricted stock unit awards that have long vesting periods. Over time, executives will have multiple restricted stock unit awards that vest over many years, and thus provide a greater amount of potential compensation in later years than the current year. In addition, when we set our executives’ target compensation, we assume a fixed annual increase in the stock price so that our executives’ compensation will be negatively impacted if our stock price is flat or declines, and is favorably impacted if the stock performs beyond the initial stock price assumption. This encourages them to seek out, develop, and pursue initiatives that focus on serving our customers and reflect a long-term view for thinking about our operations holistically and contributing to initiatives across the Company. This approach has served our employees and shareholders well, since as of the end of 2019, our stock price had increased approximately 2,327% over twenty years (a compound annual growth rate of 17%), 1,274% over ten years, 495% over five years, and 146% over three years. This does not mean that our stock price increased on a year-over-year basis each of these years; for example, in 2014, the stock declined 22%. However, our long term approach to performance and compensation helped to retain our talent despite short-term stock price volatility.

Base Salaries

Base salaries for named executive officers are designed to provide a minimum level of cash compensation and to be significantly less than those paid to senior leadership at similarly situated companies. Base salaries ranged from $81,840 for Mr. Bezos to $175,000 for Messrs. Blackburn, Jassy, and Wilke. Due to Mr. Bezos’ substantial ownership in Amazon, Mr. Bezos requested not to receive additional compensation and has never received annual cash compensation in excess of his current amount.

Stock-Based Compensation

The primary component of a named executive officer’s total compensation is stock-based compensation in order to closely tie total compensation to long-term shareholder value. Accordingly, named executive officers receive sizeable stock-based awards at the time of hire and are also eligible for stock-based awards on a periodic basis. Because our compensation program is designed to reward long-term performance and operate over a period of years, named executive officers may not necessarily receive stock-based awards every year. For example, because annual total compensation as reported in the Summary Compensation Table below includes the entire fair value as of the grant date of a stock award granted in that year, without regard to the fact that the grant vests over a number of years, a named executive officer’s total compensation as reported will be higher in years in which he or she receives a grant compared to years in which he or she does not receive

2020 Proxy Statement	55

EXECUTIVE COMPENSATION

a grant. Due to Mr. Bezos’ substantial stock ownership, he believes he is appropriately incentivized and his interests are appropriately aligned with shareholders’ interests. Mr. Bezos has never received any stock-based compensation from Amazon.

Since late 2002, we have used restricted stock units as our primary stock-based compensation vehicle. We believe that restricted stock units align the long-term interests of named executive officers and shareholders and help efficiently manage overall shareholder dilution from stock awards. Restricted stock unit grant amounts and vesting for named executive officers, whether for new hire or subsequent grants, are established by the Leadership Development and Compensation Committee after receiving recommendations from the Senior Vice President of Human Resources and the Chief Executive Officer. These restricted stock unit grants generally vest over a period of five or six years. Vesting does not accelerate as a result of termination of employment or upon a change-in-control (unless the Leadership Development and Compensation Committee determines that the acquiring company will not be assuming or substituting the awards).

For new hire grants and grants made in connection with internal promotions, the Senior Vice President of Human Resources, the Chief Executive Officer, and the Leadership Development and Compensation Committee consider a variety of factors, including the compensation of similarly situated senior executives at Amazon, the named executive officer’s expected level of responsibility and expected contributions to our future success, and the compensation of similarly situated executives at other companies, including retail, Internet, technology, and media companies.

For periodic grants, the Senior Vice President of Human Resources, the Chief Executive Officer, and the Leadership Development and Compensation Committee consider a variety of factors, including the named executive officer’s level of responsibility, past contributions to our performance, and expected contributions to our future success, as well as the compensation of similarly situated executives at other companies, including retail, Internet, technology, and media companies. Generally, the Leadership Development and Compensation Committee considers whether to make periodic grants to executive officers in connection with our annual performance and compensation review process, which normally occurs between January and April.

For both new hire and periodic restricted stock unit grants, the Senior Vice President of Human Resources and Chief Executive Officer develop grant recommendations by evaluating the factors above to set a total compensation target for each named executive officer and then designing restricted stock unit grants to help meet those total compensation targets based on stock price appreciation assumptions, taking into account the named executive officer’s cash compensation and the estimated value of pre-existing stock-based compensation vesting in subsequent years, if any. In this process, the Senior Vice President of Human Resources and Chief Executive Officer view projected total compensation for a given year as cash compensation expected to be earned in that year plus an assumed value of stock-based compensation vesting in that year. Because we focus on total compensation over time and take into account existing compensation, periodic grants for a smaller number of shares do not necessarily reflect lower total compensation.

Performance Considerations for 2018 Grants

In 2019, the named executive officers did not receive any new equity awards, in line with our compensation philosophy and based on the Leadership Development and Compensation Committee’s consideration of the factors discussed above, including the awards the named executive officers received in 2018. In April 2018, Messrs. Olsavsky and Blackburn received restricted stock unit awards with vesting beginning in May 2022 and Messrs. Jassy and Wilke received restricted stock unit awards with vesting beginning in May 2023, assuming continued employment. Although these grants were previously disclosed in last year’s proxy statement, we summarize the performance of each named executive officer that the Leadership Development and Compensation Committee considered in granting the awards, as follows:

•

Mr. Olsavsky received a restricted stock unit award for 4,877 shares. In making this grant, the Leadership Development and Compensation Committee considered the factors discussed above with respect to periodic grants, including Mr. Olsavsky’s experience and skill in managing the Company’s financial organization, his sustained performance over the years preceding the grant, his long-term perspective, and his expected future contributions, including his continued oversight of our finance organization. Key aspects of Mr. Olsavsky’s performance include oversight of the Company’s issuance of $16.0 billion of senior unsecured notes (primarily to fund the acquisition of Whole Foods Market), managing our other credit arrangements and liquidity to finance our operations and continue our expansion, supporting our growth in operating cash flows, including overseeing an increase from approximately $12 billion in 2015 to more than

56

EXECUTIVE COMPENSATION

$18 billion in 2017, maintaining strong internal controls over financial reporting as the scope of our operations grew, executing on a balanced capital allocation strategy, and oversight of controlled growth of business expenses.

•

Mr. Blackburn received a restricted stock unit award for 7,363 shares. In making this grant, the Leadership Development and Compensation Committee considered the factors discussed above with respect to periodic grants, including Mr. Blackburn’s experience and skill in managing the Company’s business development and media projects, his sustained performance over the years preceding the grant, and his long-term focus. At the time, the Committee also considered his expected future contributions, including his continued oversight of our expanding media operations. As announced in July 2019, Mr. Blackburn will be taking a one-year leave of absence and, as a result, vesting of all of his restricted stock units, including those granted in 2018, was suspended during the term of his leave. Key aspects of Mr. Blackburn’s performance include the successful acquisition of Whole Foods Market and the negotiation of the Ring acquisition, the expansion of Prime Video to customers in more than 200 countries and territories around the globe, the continued increase in both original and licensed content available on Prime Video, the continued rapid expansion of our advertising business, and the international expansion of Prime Music.

•

Mr. Jassy received a restricted stock unit award for 4,023 shares. In making this grant, the Leadership Development and Compensation Committee considered the factors discussed above with respect to periodic grants, including Mr. Jassy’s experience and skill in managing Amazon Web Services operations, his sustained performance over the years preceding the grant, his long-term perspective, and his expected future contributions, including his continued oversight of expansion and innovation at AWS. Key aspects of Mr. Jassy’s performance include AWS’s increase in net sales from approximately $8 billion in 2015 to more than $17 billion for 2017, AWS’ increase in operating income by approximately $3 billion over that same period, his oversight of the expansion of AWS from 32 Availability Zones in 2015 to 52 Availability Zones in 2017, the launch of more than 1,400 new AWS services in 2017, and the 250% increase in active users of AWS machine learning services in 2017.

•

Mr. Wilke received a restricted stock unit award for 4,023 shares. In making this grant, the Leadership Development and Compensation Committee considered the factors discussed above with respect to periodic grants, including Mr. Wilke’s experience and skill in managing Worldwide Consumer operations, his sustained performance over the years preceding the grant, his long-term perspective, and his expected future contributions, including his continued oversight of operations expansion and customer-focused third-party retail initiatives throughout the world. Key aspects of Mr. Wilke’s performance include the increase in Worldwide Consumer operations net sales from $99 billion in 2015 to more than $160 billion for 2017, the continued investment in our fulfillment network and technology, content and marketing efforts both in North America and internationally, the expansion of Prime throughout the world, the expansion of our logistics and delivery capabilities, and the continued innovation of omni-channel retail options for customers through the development and integration of physical stores.

In addition, as reported in last year’s proxy statement, Messrs. Jassy and Wilke each received an additional restricted stock unit award in April 2018 for 10,000 shares, which vest 37.5% in 2021, 12.5% in 2022, 37.5% in 2023, and 12.5% in 2024. These grants were given in recognition of these executives’ level of responsibility relative to compensation for senior executives of comparably sized businesses at peer companies, including that the size of operations they manage are equivalent to those managed by chief executive officers of many other Fortune 100 companies, and to further support their commitment to strategic long-term planning. The Leadership Development and Compensation Committee also considered these executives’ expected contribution to our future success over the long term in light of their significant past contributions.

In evaluating the compensation of our named executive officers in 2019, the Leadership Development and Compensation Committee considered the vesting schedule of existing equity awards as well as aggregated information from third-party surveys, including compensation data for retail, Internet, technology, and media companies including Alphabet, Apple, AT&T, Best Buy, Cisco, eBay, Facebook, General Electric, Honeywell, IBM, Intel, Microsoft, Oracle, Starbucks, Target, Walmart, and The Walt Disney Company. The Leadership Development and Compensation Committee exercises discretion in determining executive officers’ compensation and does not require that compensation be set at a specific level relative to what is reflected in the survey data.

The total number of restricted stock units granted to our named executive officers during the three-year period from 2017 to 2019 represented (i) 0.27% of the total number of restricted stock units granted to all employees during the same three-year period and (ii) less than 0.01% of the weighted-average number of shares outstanding for the same three-year period.

2020 Proxy Statement	57

EXECUTIVE COMPENSATION

New Hire Cash Bonuses

None of the named executive officers received a new hire cash bonus in 2019.

Other Compensation and Benefits

Named executive officers receive additional compensation in the form of vacation, medical, 401(k), relocation, and other benefits generally available to all of our employees. At times, we may provide security for Mr. Bezos and certain other executive officers, including security in addition to that provided at business facilities and during business-related travel. We believe that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit. The Leadership Development and Compensation Committee periodically reviews the amount and nature of executive officers’ security expenses. Reportable security expenses are included in the “All Other Compensation” column of the Summary Compensation Table. We do not provide any other perquisites or other personal benefits to our named executive officers.

Tax Considerations

As a result of 2017 tax law changes, we expect that equity awards granted or other compensation provided under arrangements entered into or materially modified on or after November 2, 2017 generally will not be deductible to the extent they result in taxable compensation to a named executive officer that exceeds $1 million in any one year.

Clawback Policy

As set forth in our Board of Directors Guidelines on Significant Corporate Governance Issues, we have a compensation clawback policy that permits us to recover equity and cash bonuses from current and former named executive officers and other members of senior management if they engage in fraud or intentional misconduct that causes or contributes to a restatement of our financial statements.

Anti-Hedging Policy

Under our trading policies, directors, executive officers, and other employees above a specified level, as well as persons sharing their households, are prohibited from engaging in any speculative, hedging, or derivative security transaction that primarily involves or references Amazon securities. Other employees are prohibited from engaging in such hedging transactions unless they confirm that they satisfy certain conditions, including that they are not in possession of material non-public information, and that the arrangement expires or settles automatically at least six months after the date entered into with no discretion by the employee as to the timing or manner of settlement.

Shareholder Advisory Vote to Approve Executive Compensation

At our Annual Meetings of Shareholders in 2018 and 2019 (covering our named executive officers’ last periodic restricted stock unit grants in 2018), our shareholders overwhelmingly approved the compensation of our named executive officers, with more than 98% and 97%, respectively, of the votes cast for approval of our executive compensation on an advisory basis. The Leadership Development and Compensation Committee evaluated the results of the 2018 and 2019 advisory votes approving the compensation of our named executive officers as well as discussions we have had in recent years with our shareholders and the other factors discussed in this Compensation Discussion and Analysis when evaluating our executive compensation and compensation policies and practices. While each of these factors informed the Leadership Development and Compensation Committee’s decisions regarding our executive compensation program, the Leadership Development and Compensation Committee did not implement changes to our executive compensation program as a result of the shareholder advisory votes.

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EXECUTIVE COMPENSATION

Shareholder Engagement and Compensation Feedback

We meet regularly with our shareholders, including both large and small investors, to discuss numerous issues, including our performance and compensation philosophy. In 2019, as part of our corporate governance engagement, we met with corporate governance representatives at shareholders owning over approximately 25% of our stock (excluding the approximately 15% voted by our founder and Chief Executive Officer). During the course of these meetings, investors indicated that they understand and appreciate the long-term, owner-oriented nature and size of our stock awards. None of the shareholders expressed concerns with the manner in which our executive compensation program operates.

Leadership Development and Compensation Committee Report

The Leadership Development and Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its oversight responsibility relating to, among other things, establishing and reviewing compensation of the Company’s executive officers. The Leadership Development and Compensation Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis and, based on the review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Leadership Development and Compensation Committee

Rosalind G. Brewer

Daniel P. Huttenlocher

Judith A. McGrath

2020 Proxy Statement	59

EXECUTIVE COMPENSATION

Summary Compensation Table

None of our named executive officers received a new equity award in 2019, and the amount reported for Mr. Blackburn relates primarily to the accounting effects of an amendment to his previously awarded restricted stock units in connection with his leave of absence, as discussed in the Compensation Discussion and Analysis. The following table sets forth for the year ended December 31, 2019 the compensation reportable for the named executive officers, as determined by SEC rules.

2019 Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards(1)		All Other Compensation		Total

Jeffrey P. Bezos Chief Executive Officer	2019	$81,840	$—		$1,600,000	(2)	$1,681,840
	2018	81,840	—		1,600,000		1,681,840

	2017	81,840	—		1,600,000		1,681,840

Brian T. Olsavsky SVP and Chief Financial Officer	2019	160,000	—		3,200	(3)	163,200
	2018	160,000	6,770,149		3,200		6,933,349

	2017	160,000	—		3,200		163,200

Jeffrey M. Blackburn SVP, Business Development(4)	2019	175,000	57,573,239	(5)	48,500	(6)	57,796,739
	2018	175,000	10,221,162		3,500		10,399,662

	2017	175,000	—		3,500		178,500

Andrew R. Jassy CEO Amazon Web Services	2019	175,000	—		173,809	(6)	348,809
	2018	175,000	19,466,434		91,232		19,732,666

	2017	175,000	—		19,447		194,447

Jeffrey A. Wilke CEO Worldwide Consumer	2019	175,000	—		35,725	(6)	210,725
	2018	175,000	19,466,434		80,613		19,722,047

	2017	175,000	—		9,781		184,781

(1)

Stock awards are reported at aggregate grant date fair value in the year granted, as determined under applicable accounting standards. Grant date fair value for restricted stock units is determined based on the number of shares granted multiplied by the average of the high and the low trading price of common stock of the Company on the grant date, without regard to the fact that the grants vest over a number of years. See Note 1, “Description of Business and Accounting Policies—Stock-Based Compensation,” in Item 8, “Financial Statements and Supplementary Data,” in our 2019 Annual Report on Form 10-K.

(2)

Represents the approximate aggregate incremental cost to Amazon of security arrangements for Mr. Bezos in addition to security arrangements provided at business facilities and for business travel. We believe that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit, and that the amount of the reported security expenses for Mr. Bezos is especially reasonable in light of his low salary and the fact that he has never received any stock-based compensation.

(3)	Represents the value of cash and/or shares of common stock we contributed to the named executive officer’s account in our 401(k) plan.

(4)

On July 31, 2019, the Board’s Leadership Development and Compensation Committee approved a leave of absence for Mr. Blackburn, Senior Vice President, Business Development, for one year, which began in March 2020.

(5)

In connection with Mr. Blackburn’s leave of absence, the Board’s Leadership Development and Compensation Committee approved suspending forfeiture of Mr. Blackburn’s restricted stock unit awards under the 1997 Plan for the duration of his leave of absence. The amount reported reflects the incremental fair value of his previously granted restricted stock unit awards as a result of modification of the forfeiture terms and not a new award grant.

(6)

Reflects the value of cash and/or shares of common stock we contributed to the named executive officer’s account in our 401(k) plan, Hart-Scott-Rodino Act filing fees ($45,000 for Mr. Blackburn and $125,000 for Mr. Jassy), and the approximate aggregate incremental cost to Amazon of security arrangements in addition to security arrangements provided at business facilities and for business travel ($45,309 and $32,225 for Messrs. Jassy and Wilke, respectively). We believe that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The Company did not grant stock or other plan-based awards to the named executive officers in 2019. In connection with Mr. Blackburn’s leave of absence, the Board’s Leadership Development and Compensation Committee approved suspending forfeiture of Mr. Blackburn’s unvested restricted stock unit awards for the duration of his leave of absence, which, under SEC rules, is reported below as a new grant based on the incremental fair value of the modification to his previously granted restricted stock unit awards.

Grants of Plan-Based Awards in 2019

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards

Jeffrey P. Bezos	—	—	$ —

Brian T. Olsavsky	—	—	—

Jeffrey M. Blackburn	7/31/2019	30,714	57,573,239

Andrew R. Jassy	—	—	—

Jeffrey A. Wilke	—	—	—

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EXECUTIVE COMPENSATION

Outstanding Equity Awards and Stock Vested

The following table sets forth information concerning the outstanding stock awards held at December 31, 2019 by the named executive officers.

Outstanding Equity Awards at 2019 Fiscal Year-End

Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)

Jeffrey P. Bezos	—		$ —

Brian T. Olsavsky Restricted stock units	16,389	(2)	30,284,250

Jeffrey M. Blackburn Restricted stock units	30,714	(3)	56,754,558

Andrew R. Jassy Restricted stock units	53,874	(4)	99,550,532

Jeffrey A. Wilke Restricted stock units	53,874	(5)	99,550,532

(1)	Reflects the closing market price of our common stock on December 31, 2019, $1,847.84, multiplied by the number of restricted stock units that were not vested as of December 31, 2019.

(2)

Reflects shares of our common stock subject to: (a) a restricted stock unit award that vested as to 1,480 shares on February 15, 2020; and vesting as follows, assuming continued employment: 1,137 shares on May 15, 2020; and 1,138 shares on each of August 15, 2020, November 15, 2020, and February 15, 2021; (b) a restricted stock unit award that vested as to 285 shares on February 15, 2020; and vesting as follows, assuming continued employment: 239 shares on each of May 15, 2020, August 15, 2020, November 15, 2020, and February 15, 2021; and 1,060 shares on each of May 15, 2021, August 15, 2021, November 15, 2021, and February 15, 2022; and (c) a restricted stock unit award vesting as follows, assuming continued employment: 688 shares on each of May 21, 2022 and August 21, 2022; 689 shares on each of November 21, 2022 and February 21, 2023; 530 shares on May 21, 2023; and 531 shares on each of August 21, 2023, November 21, 2023, and February 21, 2024.

(3)

On July 31, 2019, the Board’s Leadership Development and Compensation Committee approved a leave of absence for Mr. Blackburn, Senior Vice President, Business Development, for one year, which began in March 2020. In connection with Mr. Blackburn’s leave of absence, the Board’s Leadership Development and Compensation Committee approved suspending forfeiture of Mr. Blackburn’s restricted stock unit awards under the 1997 Plan for the duration of his leave of absence, with vesting dates to be extended for a period corresponding to the term of his leave of absence. Prior to that modification, the vesting terms of Mr. Blackburn’s restricted stock units that were scheduled to vest following the date his leave of absence commenced were as follows: (a) 2,791 shares on each of May 15, 2020, August 15, 2020, and November 15, 2020; 2,792 shares on February 15, 2021; 2,153 shares on each of May 15, 2021, August 15, 2021, and November 15, 2021; and 2,154 shares on February 15, 2022; and (b) 1,039 shares on each of May 21, 2022, August 21, 2022, and November 21, 2022; 1,040 shares on February 21, 2023; 801 shares on each of May 21, 2023 and August 21, 2023; and 802 shares on each of November 21, 2023 and February 21, 2024. Also reflects shares of our common stock subject to restricted stock unit awards that vested as to 3,573 shares on February 15, 2020, prior to the date of Mr. Blackburn’s leave of absence.

(4)

Reflects shares of our common stock subject to: (a) a restricted stock unit award that vested as to 2,434 shares on February 15, 2020; (b) a restricted stock unit award that vested as to 1,139 shares on February 15, 2020; and vesting as follows, assuming continued employment: 2,791 shares on each of May 15, 2020, August 15, 2020, and November 15, 2020; 2,792 shares on February 15, 2021; 2,153 shares on each of May 15, 2021, August 15, 2021, and November 15, 2021; and 2,154 shares on February 15, 2022; (c) a restricted stock unit award that vested as to 4,500 shares on February 15, 2020; and vesting as follows, assuming continued employment: 3,000 shares on each of May 15, 2022, August 15, 2022, November 15, 2022, and February 15, 2023; (d) a restricted stock unit award vesting as follows, assuming continued employment: 1,005 shares on May 21, 2023; and 1,006 shares on each of August 21, 2023, November 21, 2023, and February 21, 2024; and (e) a restricted stock unit award vesting as follows, assuming continued employment: 1,250 shares on each of May 21, 2021, August 21, 2021, November 21, 2021, February 21, 2022, May 21, 2023, August 21, 2023, November 21, 2023, and February 21, 2024.

(5)

Reflects shares of our common stock subject to: (a) a restricted stock unit award that vested as to 2,709 shares on February 15, 2020; (b) a restricted stock unit award that vested as to 864 shares on February 15, 2020; and vesting as follows, assuming continued employment: 2,791 shares on each of May 15, 2020, August 15, 2020, and November 15, 2020; 2,792 shares on February 15, 2021; 2,153 shares on each of May 15, 2021, August 15, 2021, and November 15, 2021; and 2,154 shares on February 15, 2022; (c) a restricted stock unit award that vested as to 4,500 shares on February 15, 2020; and vesting as follows, assuming continued employment: 3,000 shares on each of May 15, 2022, August 15, 2022, November 15, 2022, and February 15, 2023; (d) a restricted stock unit award vesting as follows, assuming continued employment: 1,005 shares on May 21, 2023; and 1,006 shares on each of August 21, 2023, November 21, 2023, and February 21, 2024; and (e) a restricted stock unit award vesting as follows, assuming continued employment: 1,250 shares on each of May 21, 2021, August 21, 2021, November 21, 2021, February 21, 2022, May 21, 2023, August 21, 2023, November 21, 2023, and February 21, 2024.

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EXECUTIVE COMPENSATION

Stock Vested in 2019

The following table sets forth information concerning stock awards that vested during the last fiscal year with respect to the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

Jeffrey P. Bezos	—	$ —

Brian T. Olsavsky	7,323	12,768,028

Jeffrey M. Blackburn	14,826	25,850,313

Andrew R. Jassy	28,326	50,090,638

Jeffrey A. Wilke	28,327	50,092,341

(1)

Amount is the number of shares of stock acquired upon vesting multiplied by the closing market price of our common stock on the vesting date (or the preceding trading day if the vesting date was not a trading day).

Potential Payments Upon Termination of Employment or Change-in-Control

Termination and Change-in-Control Agreements or Arrangements

We do not have any contracts, agreements, or arrangements with any of our named executive officers providing for additional benefits or payments in connection with a termination of employment, change in job responsibility, or change-in-control. Upon termination of employment for any reason, all unvested restricted stock units expire.

Change-in-Control Provisions of 1997 Plan

In the event of (i) the merger or consolidation in which we are not the surviving corporation pursuant to which shares of common stock are converted into cash, securities, or other property (other than a merger in which holders of common stock immediately before the merger have the same proportionate ownership of the capital stock of the surviving corporation immediately after the merger), (ii) the sale, lease, exchange, or other transfer of all or substantially all of our assets (other than a transfer to a majority-owned subsidiary), or (iii) the approval by the holders of common stock of any plan or proposal for our liquidation or dissolution (each a “Corporate Transaction”), the Leadership Development and Compensation Committee will determine whether provision will be made in connection with the Corporate Transaction for the assumption of stock-based awards under the 1997 Plan or the substitution of appropriate new awards covering the stock of the successor corporation or an affiliate of the successor corporation. If the Leadership Development and Compensation Committee determines that no such assumption or substitution will be made, vesting of outstanding awards under the 1997 Plan will automatically accelerate so that such awards become 100% vested immediately before the Corporate Transaction. On a hypothetical basis, assuming the Leadership Development and Compensation Committee had made such a determination in a Corporate Transaction that closed on December 31, 2019, the dollar value of the unvested stock-based awards held by named executive officers that would have vested based on the closing price of our common stock of $1,847.84 on December 31, 2019 is set forth in the “Outstanding Equity Awards at 2019 Fiscal Year-End” table.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information concerning our equity compensation plans as of December 31, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by shareholders	14,335,364	(1)	89,297,199	(2)

Equity compensation plans not approved by shareholders	—		18,812,972

Total	14,335,364	(3)	108,110,171

(1)

Includes 14,335,364 shares issuable pursuant to restricted stock unit awards, which awards may be granted only under our shareholder-approved 1997 Plan. There is no exercise price associated with a restricted stock unit award. Accordingly, we have not included a column in the table reporting the weighted-average exercise price of outstanding awards.

(2)	The 1997 Plan authorizes the issuance of options and restricted stock unit awards.

(3)	Excludes 21,261 shares of common stock issuable upon exercise of stock options having a weighted-average exercise price of $44.54 under equity plans assumed by Amazon as a result of acquisitions.

Equity Compensation Plans Not Approved by Security Holders

The Board adopted the 1999 Nonofficer Employee Stock Option Plan (the “1999 Plan”) to enable the grant of nonqualified stock options to employees, consultants, agents, advisors, and independent contractors of Amazon and its subsidiaries who are not officers or directors of Amazon. Restricted stock units, our primary form of stock-based compensation since 2002, are not granted from the 1999 Plan. The 1999 Plan, which does not have a fixed expiration date, has not been approved by our shareholders. The Leadership Development and Compensation Committee is the administrator of the 1999 Plan, and as such determines all matters relating to options granted under the 1999 Plan, including the selection of the recipients, the size of the grants, and the conditions to vesting and exercisability. The Leadership Development and Compensation Committee has delegated authority to make grants under the 1999 Plan to another committee of the Board and to certain officers, subject to specified limitations on the size and terms of such grants. A maximum of 40 million shares of common stock were reserved for issuance under the 1999 Plan.

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PAY RATIO DISCLOSURE

The 2019 annual total compensation of our median compensated employee globally other than Mr. Bezos was $28,848; Mr. Bezos’ 2019 annual total compensation was $1,681,840, and the ratio of those amounts is 1-to-58. For 2019, the median annual total compensation for all U.S. full-time Amazon employees was $36,640, up from $35,096 as reported for 2018, reflecting the effects of a full calendar year of our $15 per hour minimum wage in the U.S. that went into effect on November 1, 2018. We provide numerous benefits to our employees, including comprehensive medical benefits from day one, 401(k) matching contributions, generous parental leave for both parents (birth parents are eligible for up to 20 weeks of leave and partners up to 6), and access to Career Choice, a program under which we pay up to 95% of tuition and fees (up to a yearly maximum) towards a certificate or diploma in qualified fields of study. For purposes of identifying the median compensated employee, we took into account salary, bonus, and grant date fair value of RSUs granted during the year for all our employees as of October 1, 2019. We used October 1 to determine our employee population instead of December 31 because we believe it provides a more accurate representation of our employee population. We also annualized compensation for employees who did not work the entire year, except for employees designated as seasonal or temporary.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Justin Burks, an employee of Amazon, is the son-in-law of Thomas O. Ryder, a director. In 2019, Mr. Burks earned $160,000 in salary. He was also granted a restricted stock unit award with respect to 198 shares, vesting over 3.9 years. His compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities.

Jeff Bezos, our President, CEO, and Chairman, owns Blue Origin, an aerospace manufacturer and spaceflight services company, and entities that publish The Washington Post, and we do business in the ordinary course with each company. In 2019, Amazon sold approximately $4.2 million of consumer goods to Blue Origin under a line of credit, and Blue Origin paid Amazon approximately $130,000 to lease property. In 2019, Amazon purchased or obtained approximately $1.7 million of advertising from, and paid approximately $6.5 million related to digital content to, the Washington Post entities, all on terms negotiated on an arms-length basis.

The Audit Committee reviews and, as appropriate, approves and ratifies “related person” transactions, defined as any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements, or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000, (b) Amazon is a participant, and (c) any Related Person has or will have a direct or indirect material interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A “Related Person” is any (a) person who is an executive officer, director, or nominee for election as a director of Amazon, (b) greater than 5 percent beneficial owner of our outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household of a person. We do not have written policies or procedures for related person transactions but rely on the Audit Committee’s exercise of business judgment, consistent with Delaware law, in reviewing such transactions.

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OTHER INFORMATION

Delinquent Section 16(a) Reports

To our knowledge, based solely on a review of such reports that have been filed with the SEC and written representations that no other reports were required, we believe that during the year ended December 31, 2019, our officers, directors, and greater-than-10% shareholders timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934, except that the initial share ownership of Mrs. Nooyi and two subsequent transactions were not timely reported.

Expenses of Solicitation

The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by Amazon. Georgeson Inc. may solicit proxies by personal interview, mail, telephone, and electronic communications. We will pay Georgeson Inc. $21,500 plus variable amounts for additional proxy solicitation services. We will also supply proxy materials to brokers and other nominees to solicit proxies from beneficial owners, and we will reimburse them for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, mail, telephone, and electronic communications by directors, officers, and other Amazon employees without additional compensation.

Other Matters

As of the date of this Proxy Statement there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

Proposals of Shareholders

To be considered for inclusion in the proxy statement and proxy card for the 2021 Annual Meeting, proposals of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and shareholder director nominations pursuant to the proxy access provisions of the Bylaws must be submitted in writing to the Corporate Secretary of Amazon. com, Inc., at the address of our principal offices (see “General” on page 1 of this Proxy Statement), and must be received no later than 6:00 p.m., Pacific Time, on Thursday, December 17, 2020 and, in the case of a proxy access nomination, no earlier than Tuesday, November 17, 2020. The submission of a shareholder proposal or proxy access nomination does not guarantee that it will be included in our proxy statement.

Our Bylaws include separate advance notice provisions applicable to shareholders desiring to bring nominations for directors before an annual shareholders meeting other than pursuant to the Bylaws’ proxy access provisions or to bring proposals before an annual shareholders meeting other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of Amazon.com, Inc. regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in the Bylaws.

To be timely, a shareholder who intends to present nominations or a proposal at the 2021 Annual Meeting of Shareholders other than pursuant to the Bylaws’ proxy access provisions or Rule 14a-8 must provide the information set forth in the Bylaws to the Secretary of Amazon.com, Inc. no earlier than January 27, 2021 and no later than February 26, 2021. However, if we hold the 2021 Annual Meeting of Shareholders more than 30 days before, or more than 60 days after, the anniversary of the 2020 Annual Meeting date, then the information must be received no earlier than the 120th day prior to the 2021 Annual Meeting date, and not later than (i) the 90th day prior to the 2021 Annual Meeting date or (ii) the tenth day after public disclosure of the 2021 Annual Meeting date, whichever is later. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.

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OTHER INFORMATION

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Householding; Availability of Annual Report on Form 10-K and Proxy Statement

A copy of our combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”) accompanies this Proxy Statement. If you and others who share your mailing address own common stock in street name, meaning through a bank, brokerage firm, or other nominee, you may have received a notice that your household will receive only one annual report and proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2019 Annual Report (and/or a single copy of our Notice of Internet Availability of Proxy Materials) has been sent to your address. Each street name shareholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials (or your own Notice of Internet Availability of Proxy Materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

If you would like an additional copy of the 2019 Annual Report, this Proxy Statement, or the Notice of Internet Availability of Proxy Materials, these documents are available in digital form for download or review by visiting “Annual Reports, Proxies and Shareholder Letters” at www.amazon.com/ir. Alternatively, we will promptly send a copy of these documents to you without charge upon request by mail to Investor Relations, Amazon.com, Inc., P.O. Box 81226, Seattle, Washington 98108-1226, or by calling 1-800-426-6825. Please note, however, that if you did not receive a printed copy of our proxy materials and you wish to receive a paper proxy card or voting instruction form or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice of Internet Availability of Proxy Materials.

If you own shares in street name, you can also register to receive all future shareholder communications electronically, instead of in print. This means that links to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail. Holders in street name can register for electronic delivery at http://www.icsdelivery.com/amzn. Electronic delivery of shareholder communications helps save Amazon money by reducing printing and postage costs.

2020 Proxy Statement	67

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Amazon AMAZON.COM, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 26, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AMZN2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 26, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E98891-PXXXXX KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AMAZON.COM, INC. Company Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 through 4. 1. ELECTION OF DIRECTORS For Against Abstain Nominees 1a. Jeffrey P. Bezos 1b. Rosalind G. Brewer 1c. Jamie S. Gorelick 1d. Daniel P. Huttenlocher 1e. Judith A. McGrath 1f. Indra K. Nooyi 1g. Jonathan J. Rubinstein 1h. Thomas O. Ryder 1i. Patricia Q. Stonesifer 1j. Wendell P. Weeks 2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS 3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION 4. APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO LOWER STOCK OWNERSHIP THRESHOLD FOR SHAREHOLDERS TO REQUEST A SPECIAL MEETING Signature [PLEASE SIGN WITHIN BOX] Date Shareholder Proposals — The Board of Directors recommends a vote For Against Abstain AGAINST Proposals 5 through 16. 5. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON EFFECTS OF FOOD WASTE 6. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON CUSTOMER USE OF CERTAIN TECHNOLOGIES 7. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON POTENTIAL CUSTOMER MISUSE OF CERTAIN TECHNOLOGIES 8. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON EFFORTS TO RESTRICT CERTAIN PRODUCTS 9. SHAREHOLDER PROPOSAL REQUESTING A MANDATORY INDEPENDENT BOARD CHAIR POLICY 10. SHAREHOLDER PROPOSAL REQUESTING AN ALTERNATIVE REPORT ON GENDER/RACIAL PAY 11. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON CERTAIN COMMUNITY IMPACTS 12. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON VIEWPOINT DISCRIMINATION 13. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON PROMOTION DATA 14. SHAREHOLDER PROPOSAL REQUESTING AN ADDITIONAL REDUCTION IN THRESHOLD FOR CALLING SPECIAL SHAREHOLDER MEETINGS 15. SHAREHOLDER PROPOSAL REQUESTING A SPECIFIC SUPPLY CHAIN REPORT FORMAT 16. SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON LOBBYING NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E98892-PXXXXX Annual Meeting of Shareholders— May 27, 2020 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned shareholder of Amazon.com, Inc., a Delaware corporation (the “Company”), hereby appoints Jeffrey P. Bezos, Brian T. Olsavsky, and David A. Zapolsky, or any one of them, with full power of substitution in each, as proxies to cast all votes that the undersigned is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at 9:00 a.m., Pacific Time, on May 27, 2020 at www.virtualshareholdermeeting.com/AMZN2020, or any adjournment or postponement thereof, with authority to vote upon the proposals identified on the reverse side of this Proxy Card and in their discretion upon such other matters as may be properly presented at the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN ACCORDANCE WITH THE DIRECTION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. IF DIRECTION IS NOT GIVEN, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. (Continued and to be marked, signed, and dated on the other side)

AMAZON.COM, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 21, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AMZN2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 21, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E98893-PXXXXX KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AMAZON.COM, INC. Company Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 through 4. 1. ELECTION OF DIRECTORS Nominees For Against Abstain 1a. Jeffrey P. Bezos 1b. Rosalind G. Brewer 1c. Jamie S. Gorelick 1d. Daniel P. Huttenlocher 1e. Judith A. McGrath 1f. Indra K. Nooyi 1g. Jonathan J. Rubinstein 1h. Thomas O. Ryder 1i. Patricia Q. Stonesifer 1j. Wendell P. Weeks 2. INDEPENDENT RATIFICATION OF AUDITORS THE APPOINTMENT OF ERNST & YOUNG LLP AS 3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION 4. INCORPORATION APPROVAL OF AMENDMENT TO LOWER STOCK TO RESTATED OWNERSHIP CERTIFICATE THRESHOLD OF FOR SHAREHOLDERS TO REQUEST A SPECIAL MEETING Signature [PLEASE SIGN WITHIN BOX] Date Shareholder Proposals — The Board of Directors recommends a vote AGAINST Proposals 5 through 16. For Against Abstain 5. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON EFFECTS OF FOOD WASTE 6. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON CUSTOMER USE OF CERTAIN TECHNOLOGIES 7. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON POTENTIAL CUSTOMER MISUSE OF CERTAIN TECHNOLOGIES 8. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON EFFORTS TO RESTRICT CERTAIN PRODUCTS 9. SHAREHOLDER PROPOSAL REQUESTING A MANDATORY INDEPENDENT BOARD CHAIR POLICY 10. SHAREHOLDER PROPOSAL REQUESTING AN ALTERNATIVE REPORT ON GENDER/RACIAL PAY 11. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON CERTAIN COMMUNITY IMPACTS 12. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON VIEWPOINT DISCRIMINATION 13. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON PROMOTION DATA 14. SHAREHOLDER PROPOSAL REQUESTING AN ADDITIONAL REDUCTION IN THRESHOLD FOR CALLING SPECIAL SHAREHOLDER MEETINGS 15. SHAREHOLDER PROPOSAL REQUESTING A SPECIFIC SUPPLY CHAIN REPORT FORMAT 16. SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON LOBBYING NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E98894-PXXXXX Annual Meeting of Shareholders – May 27, 2020 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned participant in the Amazon.com Company Stock Fund of the Amazon 401(k) Plan hereby directs Fidelity Management Trust Company, the trustee of the Amazon 401(k) Plan, to vote his or her Amazon.com Company Stock Fund shares as indicated on the reverse side of this Proxy Card, or if not so indicated, in accordance with the Amazon 401(k) Plan document (generally in the same proportion as the shares for which the trustee received timely voting instructions). (Continued and to be marked, signed, and dated on the other side)

April 16, 2020

Re:	Important Notice Regarding the Availability of Proxy Materials for the
Amazon.com, Inc. Shareholder Meeting to be Held on May 27, 2020

Dear 401(k) Plan Participant:

Enclosed are the 2019 Annual Report for Amazon.com, Inc. (the “Company”) and a Proxy Statement and proxy card for the Company’s 2020 Annual Meeting of Shareholders. You can view the Annual Report and Proxy Statement on the Internet at http://www.proxyvote.com.

The Amazon 401(k) Plan allows each plan participant to direct the voting of the shares of common stock of the Company that are allocated to the participant’s 401(k) plan account. By following the instructions for Internet, mobile device, or telephone voting on the enclosed proxy card, or by marking, signing, and mailing the proxy card in the envelope provided, you may instruct Fidelity Management Trust Company, the trustee of the Amazon 401(k) Plan, how to vote the shares of the common stock of the Company allocated to your 401(k) plan account on the matters presented at the Company’s 2020 Annual Meeting. The trustee will vote as you have directed. All shares for which voting instructions are not timely received will be voted by the trustee on each matter in the same proportion as the shares for which the trustee received timely voting instructions, except in the case where to do so would be inconsistent with applicable law. Your vote will be kept confidential except to the extent set forth in the trust agreement or as necessary to comply with applicable law.

Votes will be tabulated by Broadridge Financial Solutions, Inc. To be timely, your voting instructions must be received by Broadridge no later than 11:59 p.m., Eastern Time, on May 21, 2020.

VOTING VIA THE INTERNET, MOBILE DEVICE, OR BY TELEPHONE IS FAST AND

CONVENIENT, AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND TABULATED.

USING THE INTERNET, MOBILE DEVICE, OR TELEPHONE HELPS SAVE YOUR

COMPANY MONEY BY REDUCING POSTAGE AND PROXY TABULATION COSTS.